QuickLinks -- Click here to rapidly navigate through this document

  Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-110192

PROSPECTUS SUPPLEMENT
dated January 21, 2004 (to Prospectus dated January 21, 2004)

$144,411,944

Cendant Mortgage Corporation
Master Servicer
Cendant Mortgage Capital LLC
Company

CDMC Mortgage Pass-Through Certificates, Series 2004-1

You should consider carefully the risk factors beginning on page S-7 in this prospectus supplement.

The Trust

The trust will consist primarily of a pool of one- to four-family fixed-rate first lien residential mortgage loans. The trust will be represented by seventeen classes of certificates, fourteen of which are offered under this prospectus supplement.

Credit Enhancement

The offered certificates will have credit enhancement in the form of subordination of other classes of certificates.

William J. Mayer Securities, LLC will offer eight classes of the senior certificates and three classes of Class B Certificates to the public on behalf of the company on a best efforts basis, in an agency capacity, from time to time at varying prices to be determined at the time of sale. William J. Mayer Securities, LLC is not required to place any specific dollar amount of these offered certificates, but will use its best efforts to place these offered certificates. The termination of the offering is the earlier to occur of January 21, 2005 and the date on which all of these offered certificates have been sold. Proceeds of this offering will not be placed in escrow, trust or similar arrangement. The proceeds to the company from the sale of these offered certificates, net of compensation to the agent, is anticipated to be approximately 100.54% of the aggregate certificate principal balance of these offered certificates, plus accrued interest from the cut-off date on these offered certificates, less expenses estimated to be approximately $255,000. See "Method of Distribution" in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

William J. Mayer Securities, LLC

William J. Mayer Securities, LLC
Important notice about information presented in this prospectus supplement and the accompanying prospectus

        You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

        We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

  •
  the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

  •
  this prospectus supplement, which describes the specific terms of this series of certificates.

        The company's principal offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and its phone number is (856) 917-6000.

Table of Contents

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT

        The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series	Cendant Mortgage Capital LLC, CDMC Mortgage Pass-Through Certificates, Series 2004-1.
Cut-off Date	January 1, 2004.
Closing Date	January 29, 2004.
Company	Cendant Mortgage Capital LLC, an affiliate of Cendant Mortgage Corporation.
Sellers	Cendant Mortgage Corporation, or Cendant Mortgage, and Bishop's Gate Residential Mortgage Trust, or Bishop's Gate.
Master Servicer	Cendant Mortgage Corporation.
Trustee	Citibank, N.A.
Distribution Date	Distributions on the offered certificates will be made on the 25th day of each month or, if the 25th day is not a business day, on the next business day, beginning in February 2004.
Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances or notional amounts are set forth in the table below.

Offered Certificates
Class	Pass-Through Rate	Initial Certificate Principal Balance		Initial Rating (Fitch)(1)	Designation
Class A Certificates:
A-1	5.50%	$38,302,025		AAA	Senior/Accretion Directed/Fixed Rate
A-2	5.50%	$2,934,864		AAA	Senior/Accrual/Accretion Directed/Fixed Rate
A-3	5.50%	$23,799,955		AAA	Senior/Accretion Directed/PAC/Fixed Rate
A-4	5.50%	$30,273,492		AAA	Senior/Accretion Directed/Companion/Fixed Rate
A-5	5.50%	$15,020,402		AAA	Senior/Accretion Directed/Fixed Rate
A-6	5.50%	$4,414,329		AAA	Senior/Accrual/Accretion Directed/Fixed Rate
A-7	5.50%	$6,008,161		AAA	Senior/Accrual/Fixed Rate
A-8	5.50%	$14,519,722		AAA	Senior/Lockout/Fixed Rate
Total Class A Certificates:		$135,272,950
P	0.00%	$1,156,324		AAA	Senior/Principal Only
X	Variable Rate(2)	$0	(3)	AAA	Senior/Interest Only/Variable Rate
R	5.50%	$100		AAA	Senior/Residual/Fixed Rate
Total Senior Certificates:		$136,429,374
Class B Certificates:
B-1	5.50%	$6,821,469		AA	Subordinate/Fixed Rate
B-2	5.50%	$798,257		A	Subordinate/Fixed Rate
B-3	5.50%	$362,844		BBB	Subordinate/Fixed Rate
Total Offered Class B Certificates:		$7,982,570
Total Offered Certificates:		$144,411,944
Non-Offered Certificates
B-4	5.50%	$290,275		BB	Subordinate/Fixed Rate
B-5	5.50%	$217,706		B	Subordinate/Fixed Rate
B-6	5.50%	$217,706		—	Subordinate/Fixed Rate
Total Non-Offered Certificates:		$725,687
Total Certificates:		$145,137,632	(4)

(1)
See "Ratings" in this prospectus supplement.

(2)
Varies according to the weighted average of the excess of the net mortgage rate on each premium rate mortgage loan over 5.50%.

(3)
Interest will accrue on a notional balance equal to the aggregate balance of the premium rate mortgage loans.

(4)
The aggregate initial Certificate Principal Balance of the offered certificates and non-offered certificates shown above does not equal the sum of the Certificate Principal Balances of those certificates as listed above due to rounding.

The Trust

        The company will establish a trust with respect to the CDMC Series 2004-1 Certificates, pursuant to a pooling and servicing agreement dated as of January 1, 2004 among the company, the master servicer and the trustee. The trust will consist of the mortgage loans. There are seventeen classes of certificates representing the trust, fourteen of which are offered by this prospectus supplement.

        The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received from the trust as described below.

        The Class B-4, Class B-5 and Class B-6 Certificates are the classes of certificates that are not offered by this prospectus supplement.

        See "Description of the Certificates" in this prospectus supplement.

The Mortgage Loans

        The trust will contain 303 conventional, one- to four-family, fixed-rate mortgage loans secured by first liens on residential mortgage properties. The mortgage loans have an aggregate principal balance of approximately $145,137,632 as of January 1, 2004.

        The mortgage loans have original terms to maturity of not greater than 30 years and the following characteristics as of January 1, 2004:

Range of mortgage rates (approximate):	4.980% to 7.500%
Weighted average mortgage rate (approximate):	6.041%
Weighted average remaining term to stated maturity (approximate):	358 months
Range of principal balances as of the cut-off date (approximate):	$147,861 to $1,000,000
Average principal balance as of the cut-off date:	$479,002
Range of original loan-to-value ratios (approximate):	24.65% to 100.00%
Weighted average original loan-to-value ratio (approximate):	69.91%
Range of original effective loan-to-value ratios (approximate):	24.65% to 95.00%
Weighted average original effective loan-to-value ratio (approximate):	69.87%

        For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement.

The Offered Certificates

        Priority of Distributions.    In general, on any distribution date, funds available for distribution from payments and other amounts received on the mortgage loans will be distributed in the following order:

        first, to pay current interest and any previously unpaid interest on the Class A, Class R and Class X Certificates;

        second, to pay principal to the Class P Certificates;

        third, to pay principal to the Class A Certificates then entitled to principal and the Class R Certificates; and

        fourth, to pay interest and then principal to each class of Class B Certificates, in increasing order of numerical class designation, with both interest and principal being paid to one class before any payments are made to the next class.

        See "Description of the Certificates" in this prospectus supplement for additional information.

Credit Enhancement

        The credit enhancement provided for the benefit of the holders of the offered certificates consists of the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under "Description of the Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

Optional Termination

        At its option, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 5% of the aggregate principal balance of the mortgage loans as of the cut-off date.

        See "Pooling and Servicing Agreement—Termination" in this prospectus supplement.

Federal Income Tax Consequences

        An election will be made to treat the trust as a real estate mortgage investment conduit for federal income tax purposes. The certificates, other than the Class R Certificates, will represent ownership of regular interests in a real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes. For federal income tax purposes, the Class R Certificates will be the sole residual interest in the real estate mortgage investment conduit.

        See "Material Federal Income Tax Consequences" in this prospectus supplement.

Ratings

        When issued, the offered certificates will receive the ratings set forth on page S-4 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

        A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

        See "Ratings" in this prospectus supplement.

Legal Investment

        The Class A, Class P, Class X, Class R and Class B-1 Certificates, will constitute "mortgage related securities" for purposes of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

        See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA Considerations

        The Class A, Class P, Class X, Class B-1, Class B-2 and Class B-3 Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement. Plans should consult with their legal advisors before investing in the offered certificates.

        See "ERISA Considerations" in this prospectus supplement.

RISK FACTORS

        You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

        There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. William J. Mayer Securities, LLC, as agent, does not intend to make a secondary market in any of the offered certificates, but may arrange secondary trades for the agent offered certificates (although it is not obligated to do so). As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

The Agent for the Offering of the Agent Offered Certificates is Thinly Capitalized

        William J. Mayer Securities, LLC, as agent for the offering of the agent offered certificates, is making this offering on a best efforts basis, and in an agency capacity. Accordingly, it is not required to, and does not, maintain substantial capital. Investors should not expect to be able to look to the assets of the agent to satisfy any liabilities that may arise in connection with this offering.

The Credit Enhancement is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

        The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Senior Certificates, and to a limited extent, the holders of the Class B Certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.

        If delinquencies or defaults occur on the mortgage loans, none of the agent, the master servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the master servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

        If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

        The ratings of the offered certificates by the rating agency may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agency at the time of their initial rating analysis. None of the company, the agent, the master servicer, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See "Description of Credit Enhancement" in the prospectus.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to be Incurred on the Offered Certificates

        Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally applied general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See "Legal Aspects of Mortgage Loans—Foreclosure on Mortgages" in the prospectus.

        Additional Collateral Loans.    In the case of additional collateral loans, Articles 8 and 9 of the UCC generally govern any realization upon the additional collateral pledged to secure the related mortgage loans. In order for the master servicer to realize on any such security, it will have to proceed in accordance with the procedures specified in Article 8 and Article 9 of the UCC. In addition, the trust fund may be entitled to proceeds distributed under the limited purpose surety bond in connection with the foreclosure by the master servicer on any additional collateral loan. See "Legal Aspects Of Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

The Value of the Mortgage Loans May Be Affected by, among Other Things, a Decline in Real Estate Values and Changes in the Borrowers' Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

        No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of the mortgage loans may result in the allocation of losses to the offered certificates to the extent not covered by credit enhancement.

The Return on the Offered Certificates May Be Particularly Sensitive to Changes in Real Estate Markets in Specific Regions

        Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots, or by disruptions such as ongoing power outages. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 19.27% of the mortgage loans (by aggregate outstanding principal balance as of the cut-off date) are in the state of California. The concentration of the mortgage loans in the state of California may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. California is more susceptible to various types of hazards, such as earthquakes, brush fires, floods, mudslides and other natural disasters that are not insured by required hazard insurance. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Rate and Timing of Prepayments Will Affect Your Yield

        Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

  •
  If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

  •
  If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

  •
  The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

  •
  The applicable seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

  •
  Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of loss than holders of classes having earlier priorities for distribution of principal.

        See "Yield on the Certificates" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

        To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans—Environmental Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Risks Associated with the Class A-2, Class A-6 and Class A-7 Certificates

        Because the Class A-2, Class A-6 and Class A-7 Certificates are not entitled to receive any distributions of interest for some period of time, these certificates will likely experience significant price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.

Risks Associated with the Class A-3 Certificates

        Based on the structuring assumptions described in this prospectus supplement, the Class A-3 Certificates are structured so that principal payments will be made in accordance with the table entitled "Planned Principal Balances" in this prospectus supplement, but only if the mortgage loans prepay at constant rates within a range. If prepayments occur at a rate below that range, the weighted average life of the Class A-3 Certificates will be extended. On the other hand, if prepayments occur at a rate above that range, the weighted average life of the Class A-3 Certificates may be reduced.

Risks Associated with the Class A-4 Certificates

        The Class A-4 Certificates may receive unpredictable distributions of principal on each distribution date to the extent necessary to stabilize principal distributions on the Class A-3 Certificates. Due to the companion nature of the Class A-4 Certificates, these certificates will likely experience price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.

Risks Associated with the Class A-8 Certificates

        It is not expected that the Class A-8 Certificates will receive any distributions of principal until the distribution date in February 2009. Until the distribution date in February 2013, the Class A-8 Certificates may receive a portion of principal prepayments that is smaller than its pro rata share of principal prepayments on the mortgage loans. Investors should consider whether this delay in the return of principal is suitable to their investment needs.

Risks Associated with the Class P Certificates

        The Class P Certificates will receive a portion of the principal payments only on the mortgage loans that have net mortgage rates lower than 5.50% per annum. Therefore, the yield on the Class P Certificates is extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates lower than 5.50% per annum.

        Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than 5.50% per annum occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

Risks Associated with the Class X Certificates

        The Class X Certificates will receive interest payments only from mortgage loans that have net mortgage rates higher than 5.50% per annum, and will only receive a portion of the interest payments from those mortgage loans. Therefore, the yield on the Class X Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than 5.50% per annum.

        Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than 5.50% per annum are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class X Certificates will be adversely affected. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than 5.50% per annum could result in the failure of such investors to fully recover their investments.

Some Additional Risks are Associated with the Subordinate Certificates

        The weighted average lives of, and the yields to maturity on, the Class B-1, Class B-2 and Class B-3 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the mortgage loans will reduce the certificate principal balance of the class of Class B Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on such class of Class B Certificates than would otherwise be the case. Once a Realized Loss is allocated to a Class B Certificate, no amounts will be distributable with respect to such written down amount.

        Unless the certificate principal balance of the Class A Certificates has been reduced to zero, the Class B Certificates will not be entitled to any distributions of principal prepayments until at least February 2009 or a later date as provided in this prospectus supplement or during any period in which delinquencies and losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of such certificates will be longer than would otherwise be the case if distributions of principal prepayments were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal prepayments if certain delinquency levels occur, it is possible for such certificates to receive no distributions of principal prepayments even if no losses have occurred on the mortgage pool.

        In addition, the multiple class structure of the Class B Certificates causes the yield of such classes to be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by a class of Class B Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class B Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

        As described under "—The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates," the yield on the Class B Certificates may also be adversely affected by the recording of mortgages in the name of MERS.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

        When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. The master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the master servicer's aggregate servicing fee for the related calendar month. In addition, shortfalls in interest collections arising from the application of the Relief Act will not be covered by the master servicer.

        On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the master servicer will be allocated to the Monthly Interest Distributable Amounts with respect to the certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the offered certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

Effect of Recent Events on the Mortgage Loans

        The response of the United States to the events of September 11, 2001 has involved and continues to involve military operations. The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the master servicer and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances during an additional period thereafter.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

        Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of Cendant Mortgage Corporation. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

        The mortgage loans also are subject to federal laws, including:

  •
  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

  •
  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

  •
  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

        Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans. This may entitle the borrower to a refund of amounts previously paid and could subject the trust to damages and administrative enforcement.

        Each seller will represent that as of the closing date, each mortgage loan sold by it to the company, at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, predatory, abusive lending, truth-in-lending and disclosure laws; and each such mortgage loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, the related seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

        It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-4 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by the rating agency at any time thereafter. In the event any rating is lowered or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and in the prospectus.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates

        The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the Class B Certificates.

        The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

        For additional information regarding MERS and the MERS® System, see "The Mortgage Pool—Mortgage Loan Characteristics" and "Yield on the Certificates—Yield Sensitivity of the Class B Certificates" in this prospectus supplement.

THE MORTGAGE POOL

General

        Unless otherwise noted, references to percentages of the mortgage loans are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

        The mortgage pool will consist of conventional, fixed-rate, fully-amortizing mortgage loans secured by first liens on one- to four-family mortgaged properties. The mortgage loans consist of 303 mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $145,137,632, after application of scheduled payments due on or before the Cut-off Date whether or not received. The mortgage loans have original terms to maturity of not greater than 30 years.

        The Sellers will convey the mortgage loans to the company on the Closing Date pursuant to the Mortgage Loan Purchase Agreement. The company will convey the mortgage loans to the trust on the Closing Date pursuant to the Agreement. The Sellers will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the company to the Trustee for the benefit of the certificateholders. As more particularly described in the prospectus, the Sellers will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the certificateholders. Any such substituted mortgage loan may be a buydown loan. See "The Mortgage Pools—Representations by Sellers" in the prospectus.

        The mortgage loans will have been originated by Cendant Mortgage Corporation or acquired by the Sellers in accordance with the underwriting criteria described herein. See "—Underwriting Standards" below.

        All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

Primary Mortgage Insurance

        Each mortgage loan (other than the Additional Collateral Loans) with a loan-to-value ratio at origination in excess of 80.00% will be insured by a Primary Insurance Policy issued by a private mortgage insurer.

        In the case of substantially all of the insured mortgage notes that had a principal balance at origination (A) greater than or equal to 80.01% and up to and including 85.00% of the lesser of the Appraised Value and the sales price of the mortgaged property, the Primary Insurance Policy will provide coverage in an amount equal to at least 12.00% of the Allowable Claim, (B) greater than or equal to 85.01% and up to and including 90.00% of the lesser of the Appraised Value and the sales price of the mortgaged property, the Primary Insurance Policy will provide coverage in an amount equal to at least 25.00% of the Allowable Claim or (C) greater than or equal to 90.01% and up to and including 95.00% of the lesser of the Appraised Value and the sales price of the mortgaged property, the Primary Insurance Policy will provide coverage in an amount equal to at least 30.00% of the Allowable Claim.

        Each mortgage loan is required to be covered by a standard hazard insurance policy.

        See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—Hazard Insurance Policies" in the prospectus.

Mortgage Loan Characteristics

        The average principal balance of the mortgage loans at origination was approximately $480,349. No mortgage loan had a principal balance at origination of greater than approximately $1,000,000 or less than approximately $148,000. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $479,002. No mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $1,000,000 or less than approximately $147,861.

        As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately 4.980% per annum to approximately 7.500% per annum and the weighted average mortgage rate was approximately 6.041% per annum. The weighted average remaining term to stated maturity of the mortgage loans will be approximately 358 months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to January 1, 2002 or after February 1, 2004, or will have a remaining term to maturity of less than 335 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any mortgage loan is January 1, 2034.

        The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 69.92% (weighted on the basis of the original principal balances of the mortgage loans). No loan-to-value ratio of the mortgage loans at origination was greater than approximately 100.00% or less than approximately 24.65%. The weighted average Effective Loan-to-Value Ratio at origination of the mortgage loans was approximately 69.88% (weighted on the basis of the original principal balances of the mortgage loans). No Effective Loan-to-Value Ratio of the mortgage loans at origination was greater than approximately 95.00% or less than approximately 24.65%. For purposes of this prospectus supplement, any reference to the Effective Loan-to-Value Ratio of a mortgage loan other than an Additional Collateral Loan shall mean the related loan-to-value ratio.

        The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Master Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related seller and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the Cut-off Date, approximately 47.52% of the mortgage loans (by aggregate principal balance as of the Cut-off Date) were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS, see "Yield on the Certificates—Yield Sensitivity of the Class B Certificates" in this prospectus supplement.

        Approximately 0.14% of the mortgage loans (by aggregate principal balance as of the Cut-off Date) are Additional Collateral Loans. See "The Mortgage Pools—Underwriting Standards" in the prospectus. The pledge agreement and the security interest in such Additional Collateral, if any, will be assigned to the Trustee but will not be part of any REMIC. The Trustee will enforce the obligations of the Additional Collateral Servicer to make all reasonable efforts to realize on any such security interest if the related mortgage loan is liquidated upon default and the Master Servicer will have no responsibility to realize on the Additional Collateral. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement. Ambac Assurance Corporation, as surety bond provider, has provided a Limited Purpose Surety Bond which is intended to guarantee the receipt by the trust fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral, other than residential real estate or the right to draw on a home equity line of credit, (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a liquidated mortgage loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Additional Collateral Loans that are recoverable or sought to be recovered as a voidable preference under applicable law.

        None of the mortgage loans is a buydown mortgage loan.

        None of the mortgage loans was 30 days or more delinquent as of the Cut-off Date.

        Set forth below is a description of certain additional characteristics of the mortgage loans as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding.

Principal Balances of the Mortgage Loans at Origination

Original Mortgage Loan Principal Balances($)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
100,000.01 - 150,000.00	1	$147,861.18	0.10%
150,000.01 - 200,000.00	1	196,786.11	0.14
300,000.01 - 350,000.00	28	9,502,899.76	6.55
350,000.01 - 400,000.00	70	26,362,425.73	18.16
400,000.01 - 450,000.00	53	22,365,023.68	15.41
450,000.01 - 500,000.00	60	28,735,802.70	19.80
500,000.01 - 550,000.00	27	14,150,563.06	9.75
550,000.01 - 600,000.00	23	13,397,941.50	9.23
600,000.01 - 650,000.00	10	6,308,269.94	4.35
650,000.01 - 700,000.00	10	6,884,338.91	4.74
700,000.01 - 750,000.00	3	2,114,531.63	1.46
750,000.01 - 800,000.00	7	5,436,175.72	3.75
800,000.01 - 850,000.00	1	850,000.00	0.59
850,000.01 - 900,000.00	1	899,179.24	0.62
900,000.01 - 950,000.00	1	907,138.45	0.63
950,000.01 - 1,000,000.00	7	6,878,694.20	4.74

Total	303	$145,137,631.81	100.00%

        The average principal balance of the mortgage loans at origination was approximately $480,349.

Principal Balances of the Mortgage Loans as of the Cut-off Date

Current Mortgage Loan Principal Balances($)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
100,000.01 - 150,000.00	1	$147,861.18	0.10%
150,000.01 - 200,000.00	1	196,786.11	0.14
250,000.01 - 300,000.00	1	287,114.33	0.20
300,000.01 - 350,000.00	28	9,502,899.76	6.55
350,000.01 - 400,000.00	69	26,075,311.40	17.97
400,000.01 - 450,000.00	53	22,365,023.68	15.41
450,000.01 - 500,000.00	60	28,735,802.70	19.80
500,000.01 - 550,000.00	28	14,697,268.00	10.13
550,000.01 - 600,000.00	22	12,851,236.56	8.85
600,000.01 - 650,000.00	10	6,308,269.94	4.35
650,000.01 - 700,000.00	11	7,583,589.33	5.23
700,000.01 - 750,000.00	2	1,415,281.21	0.98
750,000.01 - 800,000.00	7	5,436,175.72	3.75
800,000.01 - 850,000.00	1	850,000.00	0.59
850,000.01 - 900,000.00	1	899,179.24	0.62
900,000.01 - 950,000.00	1	907,138.45	0.63
950,000.01 - 1,000,000.00	7	6,878,694.20	4.74

Total	303	$145,137,631.81	100.00%

        As of the Cut-off Date, the average current principal balance of the mortgage loans was approximately $479,002.

Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Mortgage Rates(%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
5.249 or Less	2	$816,530.70	0.56%
5.250 - 5.499	14	7,018,895.43	4.84
5.500 - 5.749	37	16,635,290.96	11.46
5.750 - 5.999	67	31,218,071.76	21.51
6.000 - 6.249	78	37,762,673.95	26.02
6.250 - 6.499	85	42,374,209.41	29.20
6.500 - 6.749	14	6,536,394.02	4.50
6.750 - 6.999	2	876,503.37	0.60
7.000 or Greater	4	1,899,062.21	1.31

Total	303	$145,137,631.81	100.00%

        As of the Cut-off Date, the weighted average mortgage rate of the mortgage loans was approximately 6.041% per annum.

Original Loan-to-Value Ratios of the Mortgage Loans

Original Loan-to-Value Ratios(%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
20.01 - 25.00	1	$393,638.72	0.27%
25.01 - 30.00	2	766,706.01	0.53
30.01 - 35.00	2	989,919.01	0.68
35.01 - 40.00	8	3,859,900.64	2.66
40.01 - 45.00	2	880,000.00	0.61
45.01 - 50.00	12	7,065,517.94	4.87
50.01 - 55.00	13	6,334,828.78	4.36
55.01 - 60.00	17	8,322,681.35	5.73
60.01 - 65.00	21	11,950,145.01	8.23
65.01 - 70.00	32	17,012,599.24	11.72
70.01 - 75.00	52	26,321,158.94	18.14
75.01 - 80.00	120	53,017,031.02	36.53
80.01 - 85.00	8	3,174,056.29	2.19
85.01 - 90.00	11	4,464,731.28	3.08
90.01 - 95.00	1	387,931.47	0.27
95.01 - 100.00	1	196,786.11	0.14

Total	303	$145,137,631.81	100.00%

        The minimum and maximum Original Loan-to-Value Ratios of the mortgage loans were approximately 24.65% and 100.00%, respectively, and the weighted average Original Loan-to-Value Ratio of the mortgage loans as of the Cut-off Date was approximately 69.91%.

Original Effective Loan-to-Value Ratios(1) of the Mortgage Loans

Original Effective Loan-to-Value Ratios(%)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
20.01 - 25.00	1	$393,638.72	0.27%
25.01 - 30.00	2	766,706.01	0.53
30.01 - 35.00	2	989,919.01	0.68
35.01 - 40.00	8	3,859,900.64	2.66
40.01 - 45.00	2	880,000.00	0.61
45.01 - 50.00	12	7,065,517.94	4.87
50.01 - 55.00	13	6,334,828.78	4.36
55.01 - 60.00	17	8,322,681.35	5.73
60.01 - 65.00	21	11,950,145.01	8.23
65.01 - 70.00	33	17,209,385.35	11.86
70.01 - 75.00	52	26,321,158.94	18.14
75.01 - 80.00	120	53,017,031.02	36.53
80.01 - 85.00	8	3,174,056.29	2.19
85.01 - 90.00	11	4,464,731.28	3.08
90.01 - 95.00	1	387,931.47	0.27

Total	303	$145,137,631.81	100.00%

(1)
The Original Effective Loan-to-Value Ratio of a mortgage loan that is not an Additional Collateral Loan is equal to the related Original Loan-to-Value Ratio.

        The minimum and maximum Original Effective Loan-to-Value Ratios of the mortgage loans were approximately 24.65% and 95.00%, respectively, and the weighted average Original Effective Loan-to-Value Ratio of the mortgage loans as of the Cut-off Date was approximately 69.87%.

Occupancy Types of the Mortgage Loans as of the Cut-off Date

Occupancy (as indicated by borrower)	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
Primary Residence	286	$136,303,147.27	93.91%
Non-Owner Occupied	2	960,115.49	0.66
Second Home	15	7,874,369.05	5.43

Total	303	$145,137,631.81	100.00%

Property Types of the Mortgage Loans as of the Cut-off Date

Property Type	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
Single-Family	231	$111,989,750.26	77.16%
Two- to Four-Family	2	1,069,366.21	0.74
Planned Unit Development—Detached	54	24,710,429.37	17.03
Planned Unit Development—Attached	2	757,779.46	0.52
Condominium	14	6,610,306.51	4.55

Total	303	$145,137,631.81	100.00%

Geographic Distribution of Mortgaged Properties of the Mortgage Loans as of the Cut-off Date

State	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
California	59	$27,973,375.08	19.27%
New York	55	27,254,135.63	18.78
New Jersey	34	14,942,842.66	10.30
Massachusetts	20	9,299,041.34	6.41
Maryland	16	7,818,055.85	5.39
Illinois	14	7,727,993.78	5.32
Connecticut	15	7,698,607.95	5.30
Virginia	15	6,288,170.25	4.33
Pennsylvania	9	4347929.47	3.00
Other (less than 3% in any one state)	66	31,787,479.80	21.90

Total	303	$145,137,631.81	100.00%

        No more than approximately 1.59% of the mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Loan Purposes of the Mortgage Loans as of the Cut-off Date

Loan Purpose	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
Purchase	189	$88,864,631.20	61.23%
Cash-Out Refinance	52	26,090,239.83	17.98
Rate and Term Refinance	62	30,182,760.78	20.80

Total	303	$145,137,631.81	100.00%

        In general, in the case of a mortgage loan made for "rate and term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor is determined in accordance with the underwriting standards.

Documentation Types of the Mortgage Loans as of the Cut-off Date

Documentation Type	Number of Mortgage Loans	Aggregate Unpaid Principal Balance	Percentage of Mortgage Cut-off Date Aggregate Principal Balance
Full	280	$132,931,227.81	91.59%
Reduced	2	1,159,894.51	0.80
Liquidity Program	21	11,046,509.49	7.61

Total	303	$145,137,631.81	100.00%

Underwriting Standards

        All of the mortgage loans were either originated by Cendant Mortgage or acquired by the Sellers in previously negotiated transactions with other Unaffiliated Sellers, or in the case of mortgage loans acquired by Bishop's Gate, in previously negotiated transactions with Cendant Mortgage, generally in accordance with the underwriting criteria specified in the prospectus.

        For a detailed description of the underwriting standards applied to the mortgage loans, see "The Mortgage Pools—Underwriting Standards" in the prospectus.

Additional Information

        The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. In the event that any of the mortgage loans as described in this prospectus supplement are determined to not conform to the descriptions contained herein prior to the issuance of the certificates, then those mortgage loans will be excluded from the mortgage pool and either (i) the company will deposit with the Trustee cash in an amount equal to the Stated Principal Balance of the mortgage loans so excluded together with one month's interest thereon, for distribution on the first distribution date, or (ii) the initial Certificate Principal Balance of the certificates will be adjusted accordingly. In no event, however, will more than 5% (by unpaid principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

YIELD ON THE CERTIFICATES

Shortfalls in Collections of Interest

        When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on the mortgage loan. See "Legal Aspects of the Mortgage Loans—Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of its aggregate Servicing Fee for the related Due Period. See "Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Any resulting shortfalls will be allocated among the certificates as provided in this prospectus supplement under "Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Offered Certificates."

General Yield and Prepayment Considerations

        The yield to maturity of the Offered Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.

        The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the related Seller). The mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

        Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend, in the case of the Offered Certificates, upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

        The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan in order to "lock in" the then-current lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

        Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of loss than holders of classes having earlier priorities for distribution of principal.

Market Interest Rate Considerations

        Because the mortgage rates on the mortgage loans are fixed interest rates and the Pass-Through Rates on the Offered Certificates, other than the Class X Certificates, are fixed rates, these rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the Offered Certificates were to rise, the market value of those Offered Certificates bearing fixed interest rates may decline.

Yield Sensitivity of the Accretion Directed Certificates and Accrual Certificates

        On or prior to the related Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the related Accrual Distribution Amount. On or prior to the related Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the related Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the Accretion Directed Certificates would be extended.

        In addition, investors in the Accrual Certificates should be aware that the related Accretion Termination Date may be later, or earlier, than otherwise assumed if prepayments on the mortgage loans occur slower, or faster, than anticipated. Investors in the Accrual Certificates should also be aware that the related Accretion Termination Date could be different from that assumed at the time of purchase.

        Because the Accrual Certificates are not entitled to receive any distributions of interest, other than as described in this prospectus supplement, until the occurrence of the related Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Yield Sensitivity of the PAC Certificates

        The PAC Certificates have been structured so that principal distributions will be made in the amounts determined by using the table entitled "Planned Principal Balances" in this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at a constant level within the PAC targeted range, which is between approximately 100% PSA and approximately 400% PSA, and based on some other assumptions.

        There can be no assurance that funds available for distribution of principal on the PAC Certificates will result in the Certificate Principal Balance of the PAC Certificates equaling the Planned Principal Balance for any distribution date. To the extent that prepayments occur at a level below the PAC targeted range, the funds available for principal distributions on the PAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance of the PAC Certificates to the Planned Principal Balance for that distribution date and the weighted average life of the PAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC targeted range, after the Certificate Principal Balance of the Companion Certificates has been reduced to zero, the Certificate Principal Balance of the PAC Certificates may be reduced below the Planned Principal Balance and the weighted average life of the PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the PAC targeted range, will not ensure the distributions on the PAC Certificates of an amount that will result in the Certificate Principal Balance of the PAC Certificates equaling its Planned Principal Balance on any distribution date because the balance of the Senior Principal Distribution Amount remaining after distribution on the PAC Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on the PAC Certificates.

        Investors in the PAC Certificates should be aware that the stabilization provided by the Companion Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the Certificate Principal Balance of the Companion Certificates may be reduced to zero significantly earlier than anticipated. The initial Certificate Principal Balance of the Companion Certificates is equal to approximately 127.20% of the initial Certificate Principal Balance of the PAC Certificates.

        It is very unlikely that the mortgage loans will prepay at any particular constant rate. Furthermore, the Planned Principal Balances listed in the table entitled "Planned Principal Balances" were calculated based on assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates that will result in the Certificate Principal Balance of the PAC Certificates equaling its Planned Principal Balance listed in the table may differ from the rates used to calculate those amounts. The prepayment rates that will result in the Certificate Principal Balance of the PAC Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Planned Principal Balances were calculated using some assumptions regarding the mortgage loans, the actual prepayment behavior of the individual mortgage loans could be such that the amount available for distributions of principal in reduction of the PAC Certificates may not result in the Certificate Principal Balance equaling its Planned Principal Balance even if prepayments were at a constant speed within the PAC targeted range.

Yield Sensitivity of the Lockout Certificates

        Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of principal prior to the distribution date occurring in February 2009 and, until the distribution date occurring in February 2013, the Lockout Certificates will receive a disproportionately small portion of principal prepayments, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average life of such Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Class A Certificates entitled to principal distributions.

Yield Sensitivity of the Companion Certificates

        Investors in the Companion Certificates should be aware that the stabilization provided by the Companion Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the Certificate Principal Balance of the Companion Certificates may be reduced to zero significantly earlier than anticipated.

        The Companion Certificates will receive monthly principal distributions from amounts included in the Senior Principal Distribution Amount only after distribution of amounts sufficient to reduce the Certificate Principal Balance of the PAC Certificates to their Planned Principal Balance for any distribution date. Due to the companion nature of the Companion Certificates, these certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

Yield Sensitivity of the Class P Certificates and Class X Certificates

        Because the Class P Certificates will be purchased at a discount, the pre-tax yield on the Class P Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty on the Class P Mortgage Loans.

        The pre-tax yield to maturity on the Class X Certificates will be extremely sensitive to both the timing of and receipt of prepayments and the overall rate of principal prepayments and defaults on the Premium Rate Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Premium Rate Mortgage Loans could result in the failure of those investors to fully recover their investments.

        The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class P Certificates and Class X Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Class P Certificates and Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase prices set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Class P Certificates and Class X Certificates may result in pre-tax yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of pre-tax yields in varying prepayment scenarios.

Pre-Tax Yield to Maturity of the Class P
Certificates at the Following Percentages of PSA

Assumed Purchase Price	0%	200%	300%	400%	500%
66.6070%	2.27%	6.45%	8.79%	11.07%	13.28%

Pre-Tax Yield to Maturity of the Class X
Certificates at the Following Percentages of PSA

Assumed Purchase Price	0%	200%	300%	400%	500%
1.2130%	33.89%	24.08%	19.07%	13.98%	8.82%

        Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class P Certificates and Class X Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is added to the assumed purchase price in computing the corporate bond equivalent pre-tax yields shown. These pre-tax yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class P Certificates or Class X Certificates, and thus do not reflect the return on any investment in the Class P Certificates or Class X Certificates when any reinvestment rates other than the discount rates are considered.

        Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class P Certificates and Class X Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the constant percentages of PSA indicated in the tables above over any given time period or over the entire life of the certificates.

        A lower than anticipated rate of principal prepayments on the Class P Mortgage Loans will have a material adverse effect on the pre-tax yield to maturity of the Class P Certificates. The rate and timing of principal prepayments on the Class P Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage pool. In addition, because the Class P Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Premium Rate Mortgage Loans, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Class P Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Premium Rate Mortgage Loans. In addition, holders of the Class X Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the pre-tax yield on the Class X Certificates will be materially adversely affected to a greater extent than on the other Offered Certificates if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher Stripped Interest Rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower Stripped Interest Rates.

        There can be no assurance that the mortgage loans will prepay at any particular rate or that the pre-tax yield on the Class P Certificates and Class X Certificates will conform to the pre-tax yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

        For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Yield Sensitivity of the Class B Certificates

        If the certificate principal balances of the non-offered Class B Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class B-3 Certificates. If the certificate principal balance of the Class B-3 Certificates has been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class B-2 Certificates. If the certificate principal balance of the Class B-2 Certificates has been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses will be allocated to the Class B-1 Certificates. The initial undivided interests in the trust evidenced by the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the non-offered Class B Certificates (in the aggregate) are approximately 4.70%, 0.55%, 0.25% and 0.50%, respectively.

        Investors in the Class B Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Class B Certificates, such amounts with respect to such certificates will no longer accrue interest and will not be reinstated thereafter.

        Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Class B Certificates will not be entitled to any distributions of principal prepayments until the distribution date in February 2009. Until the distribution date in February 2013, all or a disproportionately large portion of principal prepayments on the mortgage loans may be allocated to the Class A Certificates as described in this prospectus supplement, and none or a disproportionately small portion of the principal prepayments may be paid to the holders of the Class B Certificates. As a result, the weighted average lives of the Class B Certificates will be longer than would be the case if distributions of principal prepayments were allocated on a pro rata basis among the Class A Certificates and Class B Certificates. As a result of the longer weighted average lives of the Class B Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.

        The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the company expects that the Master Servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders (and in particular the holders of the Class B Certificates) and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the Master Servicer, which will reduce the amount available to pay principal of and interest on the Class B Certificates. For additional information regarding the recording of mortgages in the name of MERS see "The Mortgage Pool—Mortgage Loan Characteristics" in this prospectus supplement.

Yield Sensitivity of the Class R Certificates

        The Class R Certificateholders' after-tax rate of return on their Class R Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of Class R Certificates may have tax liabilities with respect to their Class R Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Class R Certificates may have tax liabilities with respect to their Class R Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

        The Class R Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Class R Certificates on after-tax rates of return on the Class R Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

Final Scheduled Distribution Date

        With respect to each class of Offered Certificates the final scheduled distribution date is the distribution date occurring in February 2034, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan.

Weighted Average Lives

        The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

        The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this prospectus supplement under "The Mortgage Pool."

        Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA, or no prepayments. Correspondingly, "100% PSA" and "300% PSA" assumes prepayment rates equal to 100% of PSA and 300% of PSA, respectively, and so forth. PSA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

        The tables entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of initial certificate principal balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal to the Offered Certificates may be made earlier or later than indicated in the table.

        The percentages and weighted average lives in the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" were determined assuming that (the "Structuring Assumptions"): (i) the mortgage pool consists of two mortgage loans having the characteristics set forth in the table below, (ii) the closing date for the Offered Certificates occurs on January 29, 2004 and the Offered Certificates are sold to investors on such date, (iii) distributions on the certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in February 2004, in accordance with the allocation of the Available Distribution Amount set forth below under "Description of the Certificates—Allocation of Available Funds," (iv) the prepayment rates are the percentages of PSA set forth in the "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" tables below, (v) prepayments are received on the last day of each month commencing in January 2004, and include 30 days' interest thereon, (vi) none of the company, the Sellers, the Master Servicer or any other person purchases from the trust fund any mortgage loan pursuant to any obligation or option under the Agreement and no optional termination is exercised, (vii) scheduled payments for all mortgage loans are received on the first day of each month commencing in February 2004, the principal portion of such payments is computed prior to giving effect to prepayments received in such month, there are no losses, defaults or delinquencies with respect to the mortgage loans and no shortfalls due to the application of the Relief Act are incurred, (viii) the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to maturity, (ix) the Pass-Through Rates for the Offered Certificates are as set forth in this prospectus supplement and (x) the Planned Principal Balances for the PAC Certificates are as stated in the table entitled "Planned Principal Balances." Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the Structuring Assumptions.

Assumed Mortgage Loan Characteristics

Principal Balance	Mortgage Rate	Net Mortgage Rate	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)
$31,971,807.22	5.5635814556%	5.3010814556%	360	356
113,165,824.59	6.1754853588	5.9123326093	360	359

        Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Offered Certificates, other than the Class X Certificates and Class R Certificates, and set forth the percentages of the initial Certificate Principal Balance of each such class of Offered Certificates, other than the Class X Certificates and Class R Certificates, that would be outstanding after each of the distribution dates shown, at various constant percentages of PSA.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PSA

	Class A-1 Certificates					Class A-2 Certificates
Distribution Date
	0%	200%	300%	400%	500%	0%	200%	300%	400%	500%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2005	98	93	91	89	87	106	106	106	106	106
January 25, 2006	95	81	74	67	60	112	112	112	112	112
January 25, 2007	93	65	52	41	30	118	118	118	118	118
January 25, 2008	90	50	34	20	8	125	125	125	125	125
January 25, 2009	87	38	19	5	0	132	132	132	132	42
January 25, 2010	84	28	9	0	0	139	139	139	73	0
January 25, 2011	81	19	1	0	0	147	147	147	0	0
January 25, 2012	78	12	0	0	0	155	155	82	0	0
January 25, 2013	74	6	0	0	0	164	164	31	0	0
January 25, 2014	71	0	0	0	0	173	173	0	0	0
January 25, 2015	67	0	0	0	0	183	128	0	0	0
January 25, 2016	63	0	0	0	0	193	82	0	0	0
January 25, 2017	59	0	0	0	0	204	41	0	0	0
January 25, 2018	54	0	0	0	0	216	4	0	0	0
January 25, 2019	49	0	0	0	0	228	0	0	0	0
January 25, 2020	44	0	0	0	0	241	0	0	0	0
January 25, 2021	39	0	0	0	0	254	0	0	0	0
January 25, 2022	33	0	0	0	0	269	0	0	0	0
January 25, 2023	27	0	0	0	0	284	0	0	0	0
January 25, 2024	20	0	0	0	0	300	0	0	0	0
January 25, 2025	14	0	0	0	0	317	0	0	0	0
January 25, 2026	6	0	0	0	0	334	0	0	0	0
January 25, 2027	0	0	0	0	0	335	0	0	0	0
January 25, 2028	0	0	0	0	0	248	0	0	0	0
January 25, 2029	0	0	0	0	0	156	0	0	0	0
January 25, 2030	0	0	0	0	0	58	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034 and thereafter	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	13.79	4.44	3.33	2.74	2.37	24.80	12.00	8.28	6.13	4.92

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PSA

	Class A-3 Certificates					Class A-4 Certificates
Distribution Date
	0%	200%	300%	400%	500%	0%	200%	300%	400%	500%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2005	95	90	90	90	90	100	96	92	88	85
January 25, 2006	90	73	73	73	73	100	87	75	63	51
January 25, 2007	84	52	52	52	52	100	76	54	34	15
January 25, 2008	78	31	31	31	22	100	67	39	14	0
January 25, 2009	72	11	11	11	0	100	61	29	3	0
January 25, 2010	65	0	0	0	0	100	52	19	0	0
January 25, 2011	59	0	0	0	0	100	36	4	0	0
January 25, 2012	52	0	0	0	0	100	24	0	0	0
January 25, 2013	44	0	0	0	0	100	13	0	0	0
January 25, 2014	37	0	0	0	0	100	5	0	0	0
January 25, 2015	28	0	0	0	0	100	0	0	0	0
January 25, 2016	19	0	0	0	0	100	0	0	0	0
January 25, 2017	10	0	0	0	0	100	0	0	0	0
January 25, 2018	0	0	0	0	0	100	0	0	0	0
January 25, 2019	0	0	0	0	0	92	0	0	0	0
January 25, 2020	0	0	0	0	0	83	0	0	0	0
January 25, 2021	0	0	0	0	0	74	0	0	0	0
January 25, 2022	0	0	0	0	0	64	0	0	0	0
January 25, 2023	0	0	0	0	0	53	0	0	0	0
January 25, 2024	0	0	0	0	0	42	0	0	0	0
January 25, 2025	0	0	0	0	0	31	0	0	0	0
January 25, 2026	0	0	0	0	0	18	0	0	0	0
January 25, 2027	0	0	0	0	0	5	0	0	0	0
January 25, 2028	0	0	0	0	0	0	0	0	0	0
January 25, 2029	0	0	0	0	0	0	0	0	0	0
January 25, 2030	0	0	0	0	0	0	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034 and thereafter	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	7.86	3.08	3.08	3.08	2.89	19.14	5.71	3.65	2.55	2.02

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PSA

	Class A-5 Certificates					Class A-6 Certificates
Distribution Date
	0%	200%	300%	400%	500%	0%	200%	300%	400%	500%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2005	98	93	91	89	87	106	106	106	106	106
January 25, 2006	95	81	74	67	61	112	112	112	112	112
January 25, 2007	93	65	53	42	31	118	118	118	118	118
January 25, 2008	90	51	35	22	10	125	125	125	125	125
January 25, 2009	87	39	21	6	0	132	132	132	132	50
January 25, 2010	85	29	10	0	0	139	139	139	87	0
January 25, 2011	82	20	2	0	0	147	147	147	0	0
January 25, 2012	79	13	0	0	0	155	155	97	0	0
January 25, 2013	76	7	0	0	0	164	164	37	0	0
January 25, 2014	72	3	0	0	0	173	173	0	0	0
January 25, 2015	68	0	0	0	0	183	152	0	0	0
January 25, 2016	65	0	0	0	0	193	98	0	0	0
January 25, 2017	60	0	0	0	0	204	49	0	0	0
January 25, 2018	56	0	0	0	0	216	4	0	0	0
January 25, 2019	51	0	0	0	0	228	0	0	0	0
January 25, 2020	47	0	0	0	0	241	0	0	0	0
January 25, 2021	41	0	0	0	0	254	0	0	0	0
January 25, 2022	36	0	0	0	0	269	0	0	0	0
January 25, 2023	30	0	0	0	0	284	0	0	0	0
January 25, 2024	24	0	0	0	0	300	0	0	0	0
January 25, 2025	17	0	0	0	0	317	0	0	0	0
January 25, 2026	10	0	0	0	0	334	0	0	0	0
January 25, 2027	3	0	0	0	0	353	0	0	0	0
January 25, 2028	0	0	0	0	0	294	0	0	0	0
January 25, 2029	0	0	0	0	0	185	0	0	0	0
January 25, 2030	0	0	0	0	0	69	0	0	0	0
January 25, 2031	0	0	0	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0	0	0
January 25, 2034 and thereafter	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	14.18	4.55	3.40	2.78	2.40	25.05	12.25	8.46	6.23	4.98

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PSA

	Class A-7 Certificates					Class A-8 Certificates
Distribution Date
	0%	200%	300%	400%	500%	0%	200%	300%	400%	500%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2005	106	106	106	106	106	100	100	100	100	100
January 25, 2006	112	112	112	112	112	100	100	100	100	100
January 25, 2007	118	118	118	118	118	100	100	100	100	100
January 25, 2008	125	125	125	125	125	100	100	100	100	100
January 25, 2009	132	132	132	132	132	100	100	100	100	100
January 25, 2010	139	139	139	139	62	98	94	92	89	86
January 25, 2011	147	147	147	136	0	96	87	83	77	68
January 25, 2012	155	155	155	79	0	94	79	71	63	42
January 25, 2013	164	164	164	51	0	92	70	59	48	27
January 25, 2014	173	173	165	38	0	90	60	47	36	19
January 25, 2015	183	183	131	28	0	87	51	38	26	13
January 25, 2016	193	193	105	21	0	85	44	30	19	9
January 25, 2017	204	204	83	15	0	82	37	24	14	6
January 25, 2018	216	216	66	11	0	79	32	19	11	4
January 25, 2019	228	187	52	8	0	76	27	15	8	3
January 25, 2020	241	157	41	6	0	73	22	12	6	2
January 25, 2021	254	132	32	4	0	69	19	9	4	1
January 25, 2022	269	110	25	3	0	66	16	7	3	1
January 25, 2023	284	91	19	2	0	62	13	5	2	1
January 25, 2024	300	75	15	2	0	58	11	4	1	0
January 25, 2025	317	61	11	1	0	53	9	3	1	0
January 25, 2026	334	49	8	1	0	49	7	2	1	0
January 25, 2027	353	38	6	1	0	44	5	2	0	0
January 25, 2028	373	30	4	0	0	38	4	1	0	0
January 25, 2029	394	22	3	0	0	33	3	1	0	0
January 25, 2030	417	16	2	0	0	27	2	1	0	0
January 25, 2031	379	11	1	0	0	20	2	0	0	0
January 25, 2032	254	6	1	0	0	14	1	0	0	0
January 25, 2033	121	3	0	0	0	7	0	0	0	0
January 25, 2034 and thereafter	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	28.31	19.08	14.02	9.33	6.05	20.46	12.47	10.76	9.62	8.33

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of PSA

	Class P Certificates					Classes B-1, B-2 and B-3 Certificates
Distribution Date
	0%	200%	300%	400%	500%	0%	200%	300%	400%	500%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2005	99	94	92	90	88	99	99	99	99	99
January 25, 2006	97	85	79	73	67	97	97	97	97	97
January 25, 2007	96	73	64	55	46	96	96	96	96	96
January 25, 2008	94	64	51	41	32	95	95	95	95	95
January 25, 2009	92	55	41	30	22	93	93	93	93	93
January 25, 2010	91	47	33	23	15	91	88	86	84	82
January 25, 2011	89	41	27	17	10	90	82	78	74	70
January 25, 2012	87	35	21	13	7	88	74	68	62	55
January 25, 2013	85	30	17	9	5	86	66	57	48	41
January 25, 2014	82	26	14	7	3	84	56	45	36	28
January 25, 2015	80	22	11	5	2	81	48	36	26	19
January 25, 2016	77	19	9	4	2	79	41	29	20	13
January 25, 2017	75	16	7	3	1	76	35	23	14	9
January 25, 2018	72	14	5	2	1	74	30	18	11	6
January 25, 2019	69	11	4	1	0	71	25	14	8	4
January 25, 2020	66	10	3	1	0	68	21	11	6	3
January 25, 2021	63	8	3	1	0	65	18	9	4	2
January 25, 2022	59	7	2	1	0	61	15	7	3	1
January 25, 2023	55	5	2	0	0	58	12	5	2	1
January 25, 2024	51	4	1	0	0	54	10	4	1	1
January 25, 2025	47	4	1	0	0	50	8	3	1	0
January 25, 2026	43	3	1	0	0	45	7	2	1	0
January 25, 2027	38	2	0	0	0	41	5	2	0	0
January 25, 2028	33	2	0	0	0	36	4	1	0	0
January 25, 2029	28	1	0	0	0	30	3	1	0	0
January 25, 2030	23	1	0	0	0	25	2	1	0	0
January 25, 2031	17	1	0	0	0	19	1	0	0	0
January 25, 2032	11	0	0	0	0	13	1	0	0	0
January 25, 2033	4	0	0	0	0	6	0	0	0	0
January 25, 2034 and thereafter	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in years (to Maturity)**	18.76	7.33	5.41	4.29	3.56	19.22	11.86	10.32	9.33	8.65

(**)
The weighted average life of a Certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

        There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of PSA indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

        The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of PSA until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments on the mortgage loans may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

DESCRIPTION OF THE CERTIFICATES

General

        The CDMC Series 2004-1 Certificates will consist of the following seventeen classes of certificates, fourteen of which are offered hereby:

  •
  Class A-1 Certificates;

  •
  Class A-2 Certificates;

  •
  Class A-3 Certificates, or the PAC Certificates;

  •
  Class A-4 Certificates, or the Companion Certificates;

  •
  Class A-5 Certificates;

  •
  Class A-6 Certificates, collectively with the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, the Accretion Directed Certificates;

  •
  Class A-7 Certificates, collectively with the Class A-2 Certificates and Class A-6 Certificates, the Accrual Certificates;

  •
  Class A-8 Certificates, or the Lockout Certificates;

  •
  Class P Certificates;

  •
  Class X Certificates; and

  •
  Class R Certificates, or the Residual Certificates;

  •
  Class B-1 Certificates;

  •
  Class B-2 Certificates;

  •
  Class B-3 Certificates, and together with the Class B-1 Certificates and Class B-2 Certificates, the offered Class B Certificates;

  •
  Class B-4 Certificates;

  •
  Class B-5 Certificates; and

  •
  Class B-6 Certificates, and together with the Class B-4 Certificates and Class B-5 Certificates, the non-offered Class B Certificates.

The non-offered Class B Certificates are not offered by this prospectus supplement.

        The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of a pool of mortgage loans with an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due whether or not received, of approximately $145,137,632.

        Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance or Notional Amount and Pass-Through Rate as set forth on page S-4 hereof.

        The Offered Certificates, other than the Class P, Class X and Class R Certificates, will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof. The Class P Certificates and Class X Certificates will be issued in registered, certificated form in minimum denominations representing Certificate Principal Balances or Notional Amounts of $25,000 and integral multiples of $1 in excess thereof. The Class R Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except in the case of one Class R Certificate, as otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

        The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The company has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person's interest, except as set forth below under "—Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "—Registration of the Book-Entry Certificates" and "—Definitive Certificates" in this prospectus supplement.

        The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Trustee designated by the Trustee from time to time for these purposes. The Trustee has initially designated its offices located at 111 Wall Street, 14th Floor, New York, New York 10005 for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

        All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the Trustee to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Trustee in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

        Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through DTC in the United States, or Clearstream or Euroclear in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. In addition, the Trustee pays all principal and interest relating to Book-Entry Certificates to DTC, and Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates through DTC and DTC participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Payments on Book-Entry Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Certificate Owners will not be recognized by the Trustee as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC, Clearstream or Euroclear, as appropriate, its participants and indirect participants.

        Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

        Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified Voting Rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Book-Entry Certificates evidence Voting Rights, authorize divergent action.

        The company, the Master Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

        Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the company is unable to locate a qualified successor, (2) the company, at its option, elects to terminate the book-entry system through DTC with respect to some or all of the Book-Entry Certificates, or (3) after the occurrence of an event of default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. Additionally, after the occurrence of any event of default under the Agreement, any Certificate Owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing that Certificate Owner's fractional undivided interest in the related class of certificates.

        Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

Allocation of Available Funds

        Distributions to holders of each class of Offered Certificates will be made on each distribution date from the Available Distribution Amount.

  Interest Distributions on the Offered Certificates

        Holders of each class of Senior Certificates other than the Class P Certificates will be entitled to receive interest distributions in an amount equal to the Monthly Interest Distributable Amount on that class on each distribution date, to the extent of the

Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions, other than the Accrual Certificates, and commencing on the related Accretion Termination Date in the case of the Accrual Certificates.

        Holders of each class of Class B Certificates will be entitled to receive interest distributions in an amount equal to the Monthly Interest Distributable Amount on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for some P&I Advances to the Master Servicer and distributions of interest and principal to any class of Class B Certificates having a higher payment priority.

        The Class P Certificates are not entitled to distributions of interest.

        Any Prepayment Interest Shortfalls which are not covered by the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

        If on any distribution date the Available Distribution Amount is less than the aggregate Monthly Interest Distributable Amount on the Senior Certificates, for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates, other than the Class P Certificates, in proportion to the respective amounts of the related Monthly Interest Distributable Amount for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Monthly Interest Distributable Amount, will be unpaid Monthly Interest Distributable Amounts and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

        These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and P&I Advances by the Master Servicer did not cover the shortfall. Any amounts so carried forward will not bear interest.

        On or prior to the distribution date on which the related Accretion Termination Date occurs, interest shortfalls allocated to the Accrual Certificates will reduce the amount that is added to the Certificate Principal Balance of those certificates in respect of the Monthly Interest Distributable Amount on that distribution date, and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates and will cause the Certificate Principal Balance of those certificates to be reduced to zero later than would otherwise be the case. See "Yield on the Certificates" in this prospectus supplement. Because any interest shortfalls allocated to the Accrual Certificates will result in the Certificate Principal Balance of those certificates being less than they would otherwise be, the amount of the Monthly Interest Distributable Amount that will accrue on those certificates in the future and be available for distributions relating to principal on the related Accretion Directed Certificates will be reduced.

Principal Distributions on the Senior Certificates

        The holders of the Senior Certificates, other than the Class X Certificates which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, other than the Accrual Distribution Amounts, a distribution allocable to principal equal to the Senior Principal Distribution Amount, the Accrual Distribution Amounts and the Class P Principal Distribution Amount.

        Distributions of principal on the Senior Certificates on each distribution date will be made, after distribution of the Senior Interest Distribution Amount (other than the Accrual Distribution Amounts), as follows:

    (a)
    Prior to the occurrence of the Credit Support Depletion Date:

              (i)  the Class P Principal Distribution Amount shall be distributed to the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

             (ii)  an amount equal to the Class A-2 Accrual Distribution Amount shall be distributed to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            (iii)  an amount equal to the Class A-6 Accrual Distribution Amount shall be distributed to the Class A-3, Class A-4 and Class A-5 Certificates, in accordance with the priorities set forth below in clause (vi)(B)(2)(a) below, in each case until the Certificate Principal Balance thereof has been reduced to zero;

            (iv)  an amount equal to the Class A-7 Accrual Distribution Amount shall be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in accordance with the priorities set forth below in clauses (vi)(B)(1) and (vi)(B)(2) below, in each case until the Certificate Principal Balance thereof has been reduced to zero;

             (v)  the Senior Principal Distribution Amount shall be distributed to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            (vi)  the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (v) above shall be distributed in the following manner and priority:

              (A)  first, to the Class A-8 Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, in an amount equal to the sum of (a) the Lockout Scheduled Percentage of the aggregate of the collections described in clauses (i), (ii) and (v) of the definition of Senior Principal Distribution Amount (to the extent clause (v) relates to clauses (i) and (ii) of the definition of Senior Principal Distribution Amount) and (b) the Lockout Prepayment Percentage of the aggregate of the collections described in clauses (iii) and (v) (to the extent clause (v) relates to clause (iii) of the definition of Senior Principal Distribution Amount);

              (B)  second, concurrently as follows:

                (1)   35.937831645521% of the Senior Principal Distribution Amount distributable under clause (vi)(B) shall be distributed to the Class A-1 Certificates and Class A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero; and

                (2)   64.062168354479% of the Senior Principal Distribution Amount distributable under clause (vi)(B) shall be distributed in the following manner and priority:

                  (a)   first, to the Class A-3, Class A-4 and Class A-5 Certificates, concurrently as follows:

                    (I)   21.739130497709% of the Senior Principal Distribution Amount distributable under clause (vi)(B)(2)(a) shall be distributed to the Class A-5 Certificates, until the

            Certificate Principal Balance thereof has been reduced to zero; and

                    (II)  78.260869502291% of the Senior Principal Distribution Amount distributable under clause (vi)(B)(2)(a) shall be distributed in the following manner and priority:

                      (A)  first, to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to its Planned Principal Balance set forth in the table below entitled "Planned Principal Balances" for such distribution date;

                      (B)  second, to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                      (C)  third, to the Class A-3 Certificates, without regard to its Planned Principal Balance for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (b)   second, to the Class A-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                (C)  third, to the Class A-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                (D)  fourth, to the Class A-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

              (b)   On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates, other than the Class P Certificates, will be disregarded. Instead, an amount equal to the Class P Fraction of the principal portion of scheduled and unscheduled payments received or advanced relating to Class P Mortgage Loans will be distributed to the Class P Certificates and the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates, other than the Class P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described above under "—Interest Distributions on the Offered Certificates."

              (c)   After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class P Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the Class P Certificates, will be entitled to no further distributions of principal, and the Available Distribution Amount will be paid solely to the holders of the Class P, Class X and Class B Certificates, in each case as described in this prospectus supplement.

        The following table sets forth for each distribution date the Planned Principal Balances for the PAC Certificates.

        There is no assurance that sufficient funds will be available on any distribution date to reduce the Certificate Principal Balance of the PAC Certificates to the Planned Principal Balance for that distribution date, or that distributions will not be made in excess of that amount for that distribution date.

Planned Principal Balances

Distribution Date	Planned Principal Balances for Class A-3 Certificates
Initial Balance	$23,799,955.00
February 25, 2004	23,670,832.73
March 25, 2004	23,529,195.83
April 25, 2004	23,375,126.87
May 25, 2004	23,208,664.65
June 25, 2004	23,029,854.35
July 25, 2004	22,838,747.50
August 25, 2004	22,635,401.96
September 25, 2004	22,419,881.92
October 25, 2004	22,192,257.82
November 25, 2004	21,952,606.34
December 25, 2004	21,701,010.37
January 25, 2005	21,437,558.92
February 25, 2005	21,162,347.11
March 25, 2005	20,875,476.08
April 25, 2005	20,577,052.93
May 25, 2005	20,267,190.66
June 25, 2005	19,946,008.09
July 25, 2005	19,613,629.78
August 25, 2005	19,270,185.94
September 25, 2005	18,915,812.34
October 25, 2005	18,550,650.21
November 25, 2005	18,174,846.16
December 25, 2005	17,788,552.05
January 25, 2006	17,391,924.90
February 25, 2006	16,985,126.75
March 25, 2006	16,568,324.57
April 25, 2006	16,144,134.52
May 25, 2006	15,712,689.76
June 25, 2006	15,274,127.13
July 25, 2006	14,837,554.12
August 25, 2006	14,402,959.24
September 25, 2006	13,970,331.06
October 25, 2006	13,539,658.21
November 25, 2006	13,110,929.36
December 25, 2006	12,684,133.24
January 25, 2007	12,259,258.63
February 25, 2007	11,836,294.37
March 25, 2007	11,415,229.34
April 25, 2007	10,996,052.48

May 25, 2007	$10,578,752.77
June 25, 2007	10,163,319.26
July 25, 2007	9,749,741.03
August 25, 2007	9,338,007.22
September 25, 2007	8,928,107.03
October 25, 2007	8,520,029.69
November 25, 2007	8,113,764.48
December 25, 2007	7,709,300.75
January 25, 2008	7,306,627.88
February 25, 2008	6,905,735.31
March 25, 2008	6,506,612.52
April 25, 2008	6,109,249.04
May 25, 2008	5,713,634.45
June 25, 2008	5,319,758.38
July 25, 2008	4,927,610.50
August 25, 2008	4,537,180.53
September 25, 2008	4,148,458.23
October 25, 2008	3,761,433.42
November 25, 2008	3,376,095.96
December 25, 2008	2,992,435.76
January 25, 2009	2,610,442.77
February 25, 2009	2,258,782.63
March 25, 2009	1,908,743.47
April 25, 2009	1,560,315.41
May 25, 2009	1,213,488.60
June 25, 2009	868,253.25
July 25, 2009	524,599.61
August 25, 2009	182,517.96
September 25, 2009 and thereafter	0.00

        The Planned Principal Balances for each distribution date listed in the table above were calculated based on assumptions, including the assumption that prepayments on the mortgage loans occur each month at a constant level between approximately 100% PSA and approximately 400% PSA. The performance of the mortgage loans may differ from the assumptions used in determining those balances. The Planned Principal Balances listed in the table above are final and binding regardless of any error or alleged error in making the calculations.

        There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balance of the PAC Certificates will be sufficient or will not be in excess of, amounts needed to reduce their Certificate Principal Balance to the Planned Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balance of the PAC Certificates may commence significantly later than would be anticipated based on the Planned Principal Balances shown in the table above. Distributions of principal in reduction of the Certificate Principal Balance of the PAC Certificates may end significantly earlier or later than would be anticipated based on the Planned Principal Balances shown in the table above. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the assumptions used to produce the above table and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average lives of those certificates.

  Principal Distributions on the Offered Class B Certificates

        Holders of each class of the offered Class B Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

  •
  the sum of the Senior Interest Distribution Amount, Class P Principal Distribution Amount and Senior Principal Distribution Amount is distributed;

  •
  reimbursement is made to the Master Servicer for some P&I Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "—P&I Advances";

  •
  the aggregate amount of the Monthly Interest Distributable Amount and principal required to be distributed to any class of Class B Certificates having a higher payment priority on that distribution date is distributed to holders of that class of Class B Certificates; and

  •
  the aggregate amount of the Monthly Interest Distributable Amount required to be distributed to that class of Class B Certificates on that distribution date is distributed to those Class B Certificates, a distribution allocable to principal in the sum of the following:

              (i)  the product of (A) the then-applicable related Class B Percentage and (B) the aggregate of the following amounts:

              (1)   the principal portion of all scheduled monthly payments on the mortgage loans, other than the related Class P Fraction of the principal portion of those payments with respect to each Class P Mortgage Loan, due on the related due date, to the extent received or advanced, less the principal portion of Debt Service Reductions, other than the related Class P Fraction of the principal portion of the Debt Service Reductions with respect to each Class P Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

              (2)   the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, amounts representing a principal adjustment), other than the related Class P Fraction of the principal portion of those proceeds with respect to each Class P Mortgage Loan, as required by the Agreement during the preceding calendar month; and

              (3)   the principal portion of all other unscheduled collections received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Class P Fraction of the principal portion of those unscheduled collections, with respect to each Class P Mortgage Loan;

             (ii)  that class's pro rata share, based on the Certificate Principal Balance of each class of Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan, other than the related Class P Fraction of those amounts with respect to each Class P Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

            (iii)  the portion of all partial and full mortgagor prepayments made during the related Prepayment Period, other than the related Class P Fraction of mortgagor prepayments, with respect to each Class P Mortgage Loan, allocable to that class of Class B Certificates as described in the third succeeding paragraph;

            (iv)  if that class is the most senior class of certificates then outstanding, an amount equal to the Excess Subordinate Principal Amount, if any; and

             (v)  any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class B Certificates with a lower payment priority.

        References in this prospectus supplement to "payment priority" of the Class B Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class B-1 Certificates; second, to the Class B-2 Certificates; third, to the Class B-3 Certificates; fourth, to the Class B-4 Certificates; fifth, to the Class B-5 Certificates; and sixth, to the Class B-6 Certificates.

        As to each class of Class B Certificates, on any distribution date, any Monthly Interest Distributable Amount thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the non-offered Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of offered Class B Certificates outstanding on that distribution date with the lowest payment priority, the Monthly Interest Distributable Amount thereon remaining unpaid from any previous distribution date, except in the limited circumstances provided in the Agreement, will not be distributable.

        All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class B Certificates with the highest payment priority then outstanding and each other class of Class B Certificates for which certain loss levels established for that class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-2, Class B-3 or non-offered Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

        As stated in its definition, the Senior Prepayment Percentage will be 100% during the first five years beginning on the first distribution date, unless the Certificate Principal Balances of the Senior Certificates, other than the Class P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, as described in this prospectus supplement, the Senior Prepayment Percentage will exceed the Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Prepayment Percentage may be postponed due to the loss and delinquency experience of the mortgage loans. Accordingly, each class of the Class B Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates (other than the Class P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class B Percentage during certain periods after this five year period.

Allocation of Losses; Subordination

        The subordination provided to the Senior Certificates by the Class B Certificates and the subordination provided to each class of Class B Certificates by any class of Class B Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

  •
  first, to the non-offered Class B Certificates, in reverse numerical order;

  •
  second, to the Class B-3 Certificates;

  •
  third, to the Class B-2 Certificates; and

  •
  fourth, to the Class B-1 Certificates

        in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Class P Mortgage Loan, to the Class P Certificates in an amount equal to the related Class P Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class P Certificates has been reduced to zero, and the remainder of the Realized Losses and the entire amount of Realized Losses on Premium Rate Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis.

        Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

  •
  its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero; and

  •
  the Monthly Interest Distributable Amount thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class B Certificate may also be made by operation of the payment priority to the Senior Certificates described under "—Principal Distributions on the Senior Certificates" and any class of Class B Certificates with a higher payment priority.

        As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

        As described in the prospectus, in some circumstances the Master Servicer may permit a servicing modification—the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

        Servicing modification reductions shall be allocated when incurred (as provided above) in the same manner as other Realized Losses as described in this prospectus supplement. Any P&I Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. No servicing modification will have the effect of reducing the mortgage rate below the sum of the Servicing Fee Rate, Trustee's Fee Rate, Lender-Paid PMI Rate, if any, and the Stripped Interest Rate as in effect at the Cut-off

Date. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of the Monthly Interest Distributable Amount payable on the Offered Certificates will not be affected by the servicing modification.

        Allocations of the principal portion of Debt Service Reductions to each class of Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the Senior Certificates, second to the offered Class B Certificates in the order of their payment priority and third to the non-offered Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the offered Class B Certificateholders, as applicable.

        The holders of the Offered Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class P Deferred Amounts, to the extent of Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class P Certificates, and to each class of offered Class B Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class B Percentage, of future distributions of principal of the remaining mortgage loans. Because the Class P Fraction of each Class P Mortgage Loan will not change over time, the protection from losses provided to the Class P Certificates by the Class B Certificates is limited to the prior right of the Class P Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class P Certificates only to the extent they occur on a Class P Mortgage Loan and only to the extent of the related Class P Fraction of those losses. The allocation of principal losses on the Class P Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the Class P Certificates. Thus, the Senior Certificates, other than the Class P Certificates, will bear the entire amount of losses that are not allocated to the Class B Certificates, other than the amount allocable to the Class P Certificates, which losses will be allocated among all classes of Senior Certificates, other than the Class P Certificates, as described in this prospectus supplement.

        Because the Class P Certificates are entitled to receive in connection with the Final Disposition of a Class P Mortgage Loan, on any distribution date, an amount equal to all unpaid Class P Deferred Amounts to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class B Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding.

        Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Class P Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates, other than the Class P Certificates, and Class B Certificates. Any Realized Losses so allocated to the Senior Certificates, other than the Class P Certificates, or Class B Certificates will be allocated without priority among the various classes of Senior Certificates, other than the Class P Certificates, or Class B Certificates. The principal portion of these losses on Class P Mortgage Loans will be allocated to the Class P Certificates in an amount equal to their related Class P Fraction, and the remainder of the losses on Class P Mortgage Loans will be allocated among the remaining certificates on a pro rata basis.

        An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal

Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Monthly Interest Distributable Amount thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss; provided that in determining the Certificate Principal Balance of the Accrual Certificates, for the purpose of allocating any portion of a Realized Loss to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

  •
  the original Certificate Principal Balance of those certificates and

  •
  the Certificate Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.

        In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class P Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Class P Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the offered Class B Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the non-offered Class B Certificates and holders of any class of offered Class B Certificates with a lower payment priority.

        The application of the Senior Prepayment Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates, other than the Class P Certificates, in the aggregate relative to the actual amortization of the mortgage loans. The Class P Certificates will not receive more than the Class P Fraction of any unscheduled payment relating to a Class P Mortgage Loan. To the extent that the Senior Certificates in the aggregate, other than the Class P Certificates, are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class B Certificates, the percentage interest evidenced by the Senior Certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class B Certificates collectively. In addition, if losses on the mortgage loans exceed the amounts described in this prospectus supplement under "—Principal Distributions on the Senior Certificates," a greater percentage of mortgagor prepayments will be allocated to the Senior Certificates in the aggregate, other than the Class P Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class B Certificates.

        The priority of payments, including principal prepayments, among the Class B Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class B Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class B Certificates by any class of Class B Certificates with a lower payment priority.

        The Special Hazard Amount shall initially be equal to $856,312. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $856,312 less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the Agreement.

        The Fraud Loss Amount shall initially be equal to $1,451,376. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal, prior to the third anniversary of the Cut-off Date, an amount equal to 1.00% of the aggregate principal balance of all of the mortgage loans as of the Cut-off Date minus the aggregate amounts allocated through subordination with respect to Fraud Losses up to that date of determination.

On and after the third anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

        The Bankruptcy Amount will initially be equal to $50,000. As of any date of determination on or after the first anniversary of the Cut-off Date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the Cut-off Date and (b) an amount calculated under the terms of the Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates through subordination since that anniversary.

        Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the Master Servicer has notified the trustee in writing that:

  •
  the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

  •
  either:

  •
  the related mortgage loan is not in default with regard to payments due thereunder; or

  •
  delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable Primary Insurance Policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the Master Servicer.

P&I Advances

        Subject to the following limitations, the Master Servicer will be obligated to advance on or before each distribution date its own funds or funds in the Certificate Account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the P&I Advances for such distribution date.

        P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

        All P&I Advances will be reimbursable to the Master Servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed P&I Advance was made or (b) as to any P&I Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates; provided, however, that any P&I Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the Master Servicer out of any funds in the Certificate Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

        The effect of these provisions on any class of the offered Class B Certificates is that, with respect to any P&I Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that P&I Advance will be borne first by the holders of the non-offered Class B Certificates or any class of offered Class B Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class B Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, any P&I Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to distributions on the Senior Certificates.

POOLING AND SERVICING AGREEMENT

General

        The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the company with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the Agreement will consist of the following: (1) the mortgage loans; (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date); (3) the amounts on deposit in any Certificate Account (as defined in the prospectus); (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Master Servicer in respect of the mortgage loans; (5) the company's rights in respect of the Additional Collateral and the Limited Purpose Surety Bond, including the assignment of the company's rights under the Additional Collateral Servicing Agreement; (6) an assignment of the company's rights under the Mortgage Loan Purchase Agreement; and (7) proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the office designated by the Trustee for such purposes located in New York. The company will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Cendant Mortgage Capital LLC, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and its phone number is (856) 917-6000.

Assignment of the Mortgage Loans

        The company will deliver to the Trustee with respect to each mortgage loan (1) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the mortgage loan, (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan.

The Trustee

        Citibank, N.A., will act as Trustee for the certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at 111 Wall Street, 14th Floor, New York, New York 10005, Attention: CDMC Series 2004-1.

        The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to the Trustee's Fee. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the trust fund against any claim, loss, liability, fee or expense incurred in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its obligations and duties under the Agreement or the certificates, other than any claim, loss, liability or expense (i) sustained in connection with the Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties under the Agreement and for which the Master Servicer has indemnified the Trustee in a timely manner or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement.

        The Trustee will make no representation or warranty, express or implied, and will have no liability as to the validity, adequacy or accuracy of any of the information contained in this prospectus supplement.

Reports to Certificateholders

        On each distribution date, the Trustee will make the monthly statements discussed in the prospectus under "Description of the Securities—Reports to Securityholders" available on its website. The address of the Trustee's website and assistance in operating that website may be obtained by calling the Trustee's investor relations desk at (212) 657-2186.

The Master Servicer

        The Master Servicer's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

        As of December 31, 2003, the Master Servicer provided servicing for approximately $136.4 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

        Delinquency and Foreclosure Experience.    The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by the Master Servicer as of the dates indicated. The Master Servicer's portfolio of mortgage loans in the aggregate may differ significantly from the mortgage loans in the mortgage pool in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, upon the value of the real estate securing those mortgage loans and the ability of borrowers to make required payments.

Delinquency and Foreclosure Experience in the Master Servicer's Portfolio
of One-to Four-Family, Residential Mortgage Loans(1)

	As of December 31, 2001		As of December 31, 2002		As of December 31, 2003
	Number of Loans	Principal Balance	Number of Loans	Principal Balance	Number of Loans	Principal Balance
Total Portfolio	717,251	$97,205	786,201	$114,079	888,860	$136,427
Period of Delinquency(2)(3)
30-59 days	19,594	$2,281	19,075	$2,260	20,075	$2,383
Percent Delinquent	2.7%	2.3%	2.4%	2.0%	2.3%	1.7%
60-89 days	4,174	$440	3,827	$427	3,896	$398
Percent Delinquent	0.6%	0.5%	0.5%	0.4%	0.4%	0.3%
90 days or more	3,900	$378	4,932	$467	5,736	$536
Percent Delinquent	0.5%	0.4%	0.6%	0.4%	0.6%	0.4%
Total Delinquencies(4)	27,668	$3,099	27,834	$3,154	29,707	$3,317
Total Delinquencies by Percent of Total Portfolio	3.9%	3.2%	3.5%	2.8%	3.3%	2.4%
Foreclosures, Bankruptcies or Real Estate Owned	7,651	$696	8,629	$781	10,120	$950
Percent of Total Portfolio in Foreclosures, Bankruptcies or Real Estate Owned(5)	1.1%	0.7%	1.1%	0.7%	1.1%	0.7%

(1)
The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.

(2)
No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3)
Bankruptcies are included in the delinquency calculations and also in the "Foreclosure, Bankruptcies or Real Estate Owned" category. The Foreclosures and Real Estate Owned categories are excluded from the delinquency calculations.

(4)
Entries may not add up to total due to rounding.

(5)
Percentages stated are of the total servicing portfolio.

        While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that experience on the mortgage loans will be similar. As a result of the rapid growth experienced by the Master Servicer, its servicing portfolio is relatively unseasoned. Accordingly, the information should not be considered to reflect the credit quality of the mortgage loans, or as a basis for assessing the likelihood, amount or severity of losses on the mortgage loans. The statistical data in the table is based on all of the loans in the Master Servicer's servicing portfolio. The mortgage loans may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans in the Master Servicer's servicing portfolio.

        Legal Proceedings.    Pursuant to a merger with HFS Incorporated ("HFS") in April 1997, PHH Corporation became a wholly-owned subsidiary of HFS. On December 17, 1997, pursuant to a merger between

CUC International, Inc. ("CUC") and HFS, HFS was merged into CUC with CUC surviving and changing its name to Cendant Corporation.

        On April 15, 1998, Cendant Corporation announced that in the course of transferring responsibility for Cendant Corporation's accounting functions from Cendant Corporation personnel associated with CUC prior to the merger to Cendant Corporation personnel associated with HFS before the merger and preparing for the report of first quarter 1998 financial results, Cendant Corporation discovered accounting irregularities in some of the CUC business units.

        Following the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC, approximately 70 lawsuits claiming to be class actions and various individual lawsuits and arbitration proceedings were commenced in various courts and other forums against Cendant Corporation and other defendants by or on behalf of persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant Corporation between May 1995 and August 1998.

        On December 7, 1999, Cendant Corporation announced that it had reached an agreement to settle claims made by class members in the principal securities class action pending against it for $2.85 billion in cash. The settlement has received all necessary court approvals and was fully funded by Cendant Corporation on May 24, 2002.

        The accounting irregularities described above did not include PHH Corporation or any of its subsidiaries, including the Master Servicer.

Servicing and Other Compensation and Payment of Expenses

        The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be equal to the Servicing Fee. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment charges and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of mortgage loans serviced by it. The Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of its aggregate Servicing Fee for such distribution date. The Master Servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer in connection with its responsibilities under the Agreement. However, the Master Servicer is entitled to reimbursement therefor as provided in the Agreement.

Voting Rights

        At all times 98% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Class P Certificates and the Class B Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all Voting Rights will be allocated to the holders of the Class X Certificates. At all times 1% of all Voting Rights will be allocated to the holders of the Class R Certificates. The Voting Rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Termination

        The circumstances under which the obligations created by the Agreement will terminate in respect of the certificates are described in "The Agreements—Termination; Retirement of Securities" in the prospectus. The Master Servicer will have the option, on any distribution date on which the aggregate Stated Principal

Balance of the mortgage loans is less than or equal to 5% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates.

        Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds:

  (i)
  100% of the then outstanding certificate principal balance of the Offered Certificates, plus

  (ii)
  one month's interest on the then outstanding Certificate Principal Balance (or on the related Notional Amount in the case of the Class X Certificates) of the Offered Certificates at the Pass-Through Rate for each class of Offered Certificates, plus

  (iii)
  any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled.

The optional termination price paid by the Master Servicer will also include certain amounts owed by Cendant Mortgage as a Seller of the mortgage loans under the Mortgage Loan Purchase Agreement that remain unpaid on the date of the optional termination. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        An election will be made to treat the trust fund as a REMIC for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the trust fund will qualify as a REMIC under Sections 860A through 860G of the Code.

        For federal income tax purposes, (i) the Class A, Class P, Class X and Class B Certificates will represent the "regular interests" in the REMIC, and will generally be treated as debt instruments of the REMIC and (ii) the Class R Certificates will represent the sole class of "residual interests" in the REMIC. See "Material Federal Income Tax Consequences—REMIC—Classification of REMICs" in the prospectus.

        For federal income tax reporting purposes, based on expected issue prices, the Class A-2, Class A-6, Class A-7, Class P, Class X, Class B-2 and Class B-3 Certificates will, and all other classes of Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at 300% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" in the prospectus.

        The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to the Offered Certificates, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

        The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such certificates in this regard.

        If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

        Some classes of Offered Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such certificates and will be applied as an offset against such interest payments. See "Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium" in the prospectus.

        The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related trust fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Pooling and Servicing Agreement—Termination" herein and "Material Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates" in the prospectus.

        It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as described in Section 860F(a) of the Code, the contributions tax as described in Section 860G(d) of the Code or the tax on net income from foreclosure property as described in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the REMIC, such tax will be borne (1) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (2) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (3) otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the Offered Certificates. See "Description of the Certificates—General" and "Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions and Other Possible REMIC Taxes" in the prospectus.

        The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Reporting and Other Administrative Matters" in the prospectus.

        For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences—REMICs" in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

        The IRS has issued REMIC Regulations under the provisions of the Code that significantly affect holders of Class R Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of some residual interests, including the Class R Certificates. The Agreement includes other provisions regarding the transfer of Class R Certificates, including:

  •
  the requirement that any transferee of a Class R Certificate provide an affidavit representing that the transferee:

  •
  is not a disqualified organization;

  •
  is not acquiring the Class R Certificate on behalf of a disqualified organization; and

  •
  will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Class R Certificate;

  •
  a provision that any transfer of a Class R Certificate to a disqualified organization shall be null and void; and

  •
  a grant to the Master Servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class R Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the Agreement, the Class R Certificates may not be transferred to non-United States Persons.

        The REMIC Regulations also provide that a transfer to a United States Person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Class R Certificates. All transfers of the Class R Certificates will be restricted in accordance with the terms of the Agreement that are intended to reduce the possibility of any transfer of a Class R Certificate being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates" in the prospectus.

        The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions, if any, received by the Class R Certificateholders from each REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Class R

Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during each REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Code may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

        An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Class R Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

        Citibank, N.A. will be designated as the "tax matters person" with respect to the REMIC as defined in the REMIC Provisions, as defined in the prospectus, and in connection therewith will be required to hold not less than 0.01% of the Class R Certificates.

        Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

        For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield on the Certificates—Yield Sensitivity of the Class R Certificates" in this prospectus supplement and "Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates" in the prospectus.

METHOD OF DISTRIBUTION

        Subject to the terms and conditions set forth in an agency agreement, dated January 21, 2004, the Agent has agreed to offer for sale to the public on behalf of the company, on a best efforts basis, in an agency capacity, the Senior Certificates, other than the Class P, Class X and Class R Certificates, and the offered Class B Certificates. In this capacity, the Agent is an underwriter for purposes of the Securities Act. It is expected that delivery of these Agent Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about January 29, 2004, against payment therefor in immediately available funds. The Agent is not required to place any specific dollar amount of certificates, but will use its best efforts to place these Agent Offered Certificates. The termination of the offering is the earlier to occur of January 21, 2005 and the date on which all of these Agent Offered Certificates have been sold. The offering may be terminated at any time by the company as to any unsold certificates. Proceeds of this offering will not be placed in escrow, trust or similar arrangement.

        The Agent Offered Certificates will be offered by the Agent from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Agent will have the right to reject any offer to purchase the Agent Offered Certificates received by it. Because the Agent will offer the Agent Offered Certificates on an agency basis, all sales will be made by the company directly to the investor. The proceeds to the company from the sale of the Agent Offered Certificates, net of compensation to the Agent, are expected to be approximately 100.54% of the aggregate initial Certificate Principal Balance of the Agent

Offered Certificates, plus accrued interest from the Cut-off Date on the Agent Offered Certificates, less expenses expected to equal approximately $255,000. Compensation to the Agent may be deemed to be underwriting compensation. Proceeds to the company from the sale of the Agent Offered Certificates may vary depending on actual sales. The sale of any of the Agent Offered Certificates to any investor is not contingent on the settlement of any other sales. Any Agent Offered Certificates that are not sold on the Closing Date will be retained by an affiliate of the company until sold, and may be offered through the Agent as described above or through other means.

        The agency agreement provides that the company and Cendant Mortgage will jointly and severally indemnify the Agent, and that under limited circumstances the Agent will indemnify the company and Cendant Mortgage against certain civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        The Class P, Class X and Class R Certificates may be offered by the company from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Class P, Class X and Class R Certificates. The proceeds to the company from any sale of the Class P, Class X and Class R Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the company and any compensation payable to any underwriter or agent.

SECONDARY MARKET

        There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Agent does not intend to make a secondary market in any of the Offered Certificates, but may arrange secondary trades for the Agent Offered Certificates (although it is not obligated to do so). The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities—Reports to Securityholders", which will include information as to the outstanding principal balance or notional amount of the Offered Certificates and the status of the credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the company is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

        Legal matters relating to the Offered Certificates will be passed upon for the company by Thacher Proffitt & Wood LLP, New York, New York and for the Agent by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

RATINGS

        It is a condition to the issuance of the Certificates that the Class A, Class P, Class X and Class R Certificates be rated "AAA" by Fitch, that the Class B-1 Certificates be rated at least "AA" by Fitch, that the Class B-2 Certificates be rated at least "A" by Fitch, and that the Class B-3 Certificates be rated at least "BBB" by Fitch.

        The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by the certificateholders of all distributions on the mortgage loans under the Agreement. Fitch's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, the structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by the certificates. The ratings assigned by Fitch to the Class X Certificates do not address whether investors will recoup their initial investment. The ratings assigned by Fitch to the Class P Certificates only address the return of the Certificate Principal Balance of such class. The ratings assigned by Fitch to the Class R Certificates only address the return of the Certificate Principal Balance of such class and interest thereon at its Pass-Through Rate. The ratings of Fitch do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. In addition, Fitch's ratings do not address the effect on the Certificates' yield attributable to recoveries on the underlying mortgage loans.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

        The company has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

LEGAL INVESTMENT

        The Class A, Class P, Class X, Class R and Class B-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the prospectus) and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

        The company makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment" in the prospectus.

ERISA CONSIDERATIONS

        A fiduciary of any Plan and any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

        The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the prospectus, to the Agent. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by Fitch, Standard & Poor's, a division of the McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. at the time of purchase and placed by the Agent, such as the Offered Certificates, and the servicing and operation of asset pools, such as the mortgage loans, provided that the conditions of the Exemption are satisfied. The Exemption, as well as exemptions issued to certain other underwriters, was amended in PTE 2002-41 (67 Fed. Reg. 54487) to allow the trustee to be affiliated with the underwriter. The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "BBB-" or higher at the time of purchase.

        Because the exemptive relief afforded by the Exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Class R Certificates, transfers of those certificates to any plan investor will not be registered by the Trustee unless the transferee provides the Trustee with an opinion of counsel for the benefit of the Trustee, the company and the Master Servicer satisfactory to the Trustee, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the plan investor:

  •
  is permissible under applicable law;

  •
  will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code; and

  •
  will not subject the company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement.

        Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the Offered Certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

        The sale of any class of Offered Certificates to a Plan is in no respect a representation by the company, the Trustee or the Agent that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

GLOSSARY

Accretion Directed Certificates—The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates.

Accretion Termination Date—Any of the Class A-2 Accretion Termination Date, Class A-6 Accretion Termination Date or Class A-7 Accretion Termination Date, as applicable.

Accrual Certificates—The Class A-2, Class A-6 and Class A-7 Certificates.

Accrual Distribution Amount—Any of the Class A-2 Accrual Distribution Amount, Class A-6 Accrual Distribution Amount or Class A-7 Accrual Distribution Amount, as applicable.

Accrual Period—For any class of Offered Certificates and any distribution date, the calendar month preceding the month of such distribution date.

Additional Collateral Servicer—With respect to the Additional Collateral Loans, Merrill Lynch Credit Corporation or a successor designated as provided in the Agreement as servicer of the related Additional Collateral.

Additional Collateral Servicing Agreement—The Additional Collateral Transfer and Servicing Agreement, dated as of November 1, 2001, between Merrill Lynch Credit Corporation and the Master Servicer.

Agent—William J. Mayer Securities, LLC.

Agent Offered Certificates—The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

Agreement—The pooling and servicing agreement, dated as of January 1, 2004, among Cendant Mortgage Capital LLC, as company, Cendant Mortgage Corporation, as master servicer, and Citibank, N.A., as trustee.

Allowable Claim—For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

Appraised Value—The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Available Distribution Amount—For any distribution date, an amount equal to the amount received by the Trustee and available in the Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the mortgage loans received or advanced that were due during the related Due Period and (2) any unscheduled payments and receipts, including mortgagor prepayments on such mortgage loans, Insurance Proceeds and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee and the Master Servicer and reduced by the Servicing Fee and Trustee's Fee and any amounts in respect of the premiums payable in connection with any Lender-Paid PMI Policies.

Book-Entry Certificates—Each class of the Offered Certificates, other than the Class P, Class X and Class R Certificates, for so long as they are issued, maintained and transferred at the DTC.

Certificate Principal Balance—With respect to any Offered Certificate, other than the Class X Certificates, as of any date of determination, an amount equal to (x) the initial Certificate Principal Balance thereof, plus (y)

in the case of the Accrual Certificates, an amount equal to the Monthly Interest Distributable Amount added to the Certificate Principal Balance of the related Accrual Certificates on each distribution date on or prior to the related Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Offered Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, after the Certificate Principal Balances of the non-offered Class B Certificates have been reduced to zero, the Certificate Principal Balance of the class of offered Class B Certificates outstanding with the lowest payment priority shall equal the excess, if any, of (i) the then-aggregate Stated Principal Balance of all of the mortgage loans over (ii) the then-aggregate Certificate Principal Balance of all other classes of certificates then outstanding.

Class A Certificates—The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates.

Class A-2 Accretion Termination Date—The earlier to occur of (i) the distribution date on which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

Class A-2 Accrual Distribution Amount—On each distribution date preceding the Class A-2 Accretion Termination Date, an amount equal to the Monthly Interest Distributable Amount on the Class A-2 Certificates for such date which will be added to the Certificate Principal Balance of the Class A-2 Certificates and distributed to the holders of the Class A-1 Certificates as principal in reduction of the Certificate Principal Balance of the Class A-1 Certificates. The amount that is added to the Certificate Principal Balance of the Class A-2 Certificates will accrue interest at a rate of 5.50% per annum. On each distribution date on or after the Class A-2 Accretion Termination Date, the entire Monthly Interest Distributable Amount on the Class A-2 Certificates for that date will be payable to the holders of the Class A-2 Certificates, as interest, to the extent not required to fully reduce the Certificate Principal Balance of the Class A-1 Certificates to zero on the Class A-2 Accretion Termination Date; provided, however, that if the Class A-2 Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-2 Accrual Distribution Amount for that date will be payable as interest to the holders of the Class A-2 Certificates.

Class A-6 Accretion Termination Date—The earlier to occur of (i) the distribution date on which the Certificate Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero and (ii) the Credit Support Depletion Date.

Class A-6 Accrual Distribution Amount—On each distribution date preceding the Class A-6 Accretion Termination Date, an amount equal to the Monthly Interest Distributable Amount on the Class A-6 Certificates for such date which will be added to the Certificate Principal Balance of the Class A-6 Certificates and distributed to the holders of the Class A-3, Class A-4 and Class A-5 Certificates in the manner and priority set forth in this prospectus supplement, as principal in reduction of the Certificate Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates. The amount that is added to the Certificate Principal Balance of the Class A-6 Certificates will accrue interest at a rate of 5.50% per annum. On each distribution date on or after the Class A-6 Accretion Termination Date, the entire Monthly Interest Distributable Amount on the Class A-6 Certificates for that date will be payable to the holders of the Class A-6 Certificates, as interest, to the extent not required to fully reduce the Certificate Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates to zero on the Class A-6 Accretion Termination Date; provided, however, that if the Class A-6 Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-6 Accrual Distribution Amount for that date will be payable as interest to the holders of the Class A-6 Certificates.

Class A-7 Accretion Termination Date—The earlier to occur of (i) the distribution date on which the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates have been reduced to zero and (ii) the Credit Support Depletion Date.

Class A-7 Accrual Distribution Amount—On each distribution date preceding the Class A-7 Accretion Termination Date, an amount equal to the Monthly Interest Distributable Amount on the Class A-7 Certificates for such date which will be added to the Certificate Principal Balance of the Class A-7 Certificates and distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates in the manner and priority set forth in this prospectus supplement, as principal in reduction of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, respectively. The amount that is added to the Certificate Principal Balance of the Class A-7 Certificates will accrue interest at a rate of 5.50% per annum. On each distribution date on or after the Class A-7 Accretion Termination Date, the entire Monthly Interest Distributable Amount on the Class A-7 Certificates for that date will be payable to the holders of the Class A-7 Certificates, as interest, to the extent not required to fully reduce the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates to zero on the Class A-7 Accretion Termination Date; provided, however, that if the Class A-7 Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-7 Accrual Distribution Amount for that date will be payable as interest to the holders of the Class A-7 Certificates.

Class B Certificates—The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Class B Percentage—With respect to the Class B-1, Class B-2 and Class B-3 Certificates and any distribution date, a percentage that will initially equal approximately 4.74%, 0.55% and 0.25%, respectively, and each will in no event exceed 100%. The Class B-1, Class B-2 and Class B-3 Percentages will each be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Class B Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the related Class P Fraction of each Class P Mortgage Loan, immediately prior to that distribution date.

Class P Deferred Amount—With respect to each Final Disposition of a Class P Mortgage Loan in connection with each distribution date or any prior distribution date, the extent that the amount included under clause (iii) of the definition of Class P Principal Distribution Amount for that distribution date was less than the amount described in clause (iii)(1) of the definition of Class P Principal Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Class P Deferred Amount, to the extent not covered by any amounts otherwise distributable to the Class B-6 Certificates, shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the Class B-5 Certificates and Class B-4 Certificates, in that order, and (ii) second, the offered Class B Certificates, in each case in reverse order of their payment priority.

Class P Fraction—With respect to each Class P Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is 5.50% minus the Net Mortgage Rate for such Class P Mortgage Loan and the denominator of which is 5.50%. The Class P Certificates will be entitled to payments based on the Class P Fraction of the Class P Mortgage Loans.

Class P Mortgage Loan—Any mortgage loan with a Net Mortgage Rate less than 5.50% per annum.

Class P Principal Distribution Amount—For any distribution date, the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount (other than the Accrual Distribution Amounts) has been distributed, equal to the aggregate of:

            (i)  the related Class P Fraction of the principal portion of all scheduled monthly payments on each Class P Mortgage Loan, due on the related due date, to the extent received or advanced, less the Class P Fraction of the principal portion of any Debt Service Reductions, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

           (ii)  the related Class P Fraction of the principal portion of all other unscheduled collections on each Class P Mortgage Loan received during the preceding calendar month, other than amounts received in connection with a Final Disposition of a Class P Mortgage Loan described in clause (iii) below, including full and partial mortgagor prepayments, repurchases of Class P Mortgage Loans (or, in the case of a substitution, amounts representing a principal adjustment), as required by the Agreement, Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

          (iii)  in connection with the Final Disposition of a Class P Mortgage Loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

            (1)   the applicable Class P Fraction of the Stated Principal Balance of that Class P Mortgage Loan; and

            (2)   the aggregate amount of collections on that Class P Mortgage Loan to the extent applied as recoveries of principal;

          (iv)  any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

           (v)  an amount equal to the aggregate of the Class P Deferred Amounts, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds (as described in the definition of Eligible Funds) on any distribution date.

Code—The Internal Revenue Code of 1986.

Companion Certificates—The Class A-4 Certificates.

Compensating Interest—Any payments made by the Master Servicer from its own funds to cover Prepayment Interest Shortfalls.

Credit Score—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Credit Support Depletion Date—The first distribution date on which the Senior Percentage equals 100%.

Cut-off Date—January 1, 2004.

Determination Date—With respect to any distribution date is on the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date—With respect to each mortgage loan, the first day of the month.

Due Period—With respect to any distribution date commences on the second day of the month immediately preceding the month in which such distribution date occurs and ends on the first day of the month in which such distribution date occurs.

Effective Loan-to-Value Ratio—With respect to an Additional Collateral Loan, the ratio, expressed as a percentage, of (A) the principal amount of the mortgage loan at origination less the required value of any Additional Collateral securing the mortgage loan, to (B) the lesser of (1) the Appraised Value of the mortgage loan and (2) the sales price for the related mortgaged property. See "The Mortgage Pools—Underwriting Standards" in the prospectus for a description of the program requirements for Additional Collateral and the releasing of Additional Collateral during the term of an Additional Collateral Loan.

Eligible Funds—On any distribution date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount, determined without regard to clause (iv) of its definition, the Class P Principal Distribution Amount, determined without regard to clause (v) of its definition, and the aggregate amount of the Monthly Interest Distributable Amount on the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

ERISA—The Employee Retirement Income Security Act of 1974, as amended.

Excess Bankruptcy Losses—Bankruptcy Losses in excess of the Bankruptcy Amount.

Excess Fraud Losses—Fraud Losses in excess of the Fraud Loss Amount.

Excess Special Hazard Losses—Special Hazard Losses in excess of the Special Hazard Loss Amount.

Excess Subordinate Principal Amount—With respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the definition of Class P Principal Distribution Amount.

Exemption—Prohibited Transaction Exemption 01-25E, as amended by PTE 2002-41 and as further amended from time to time.

Final Disposition—With respect to a defaulted mortgage loan, when a determination is made by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Fitch—Fitch, Inc., doing business as Fitch Ratings.

IRS—The Internal Revenue Service.

Lender-Paid PMI Rate—With respect to each mortgage loan insured by a lender-paid Primary Insurance Policy, the per annum rate payable by the Master Servicer to related lender under the related lender-paid Primary Insurance Policy.

Limited Purpose Surety Bond—The limited purpose surety bond in respect to certain Additional Collateral Loans, issued by Ambac Assurance Corporation for the benefit of certain beneficiaries, including the Trustee for the benefit of the certificateholders, but only to the extent that such Limited Purpose Surety Bond covers any Additional Collateral Loans.

Lockout Certificates—The Class A-8 Certificates.

Lockout Percentage—For any distribution date, the Certificate Principal Balance of the Class A-8 Certificates, divided by the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class P Certificates, in each case immediately prior to any allocations of losses or distributions on that distribution date.

Lockout Prepayment Percentage—For any distribution date, the product of (i) the Lockout Percentage and (ii) the Stepdown Percentage.

Lockout Scheduled Percentage—For any distribution date (i) occurring prior to February 2009, 0% and (ii) occurring in or after Februray 2009, the Lockout Percentage.

Master Servicer—Cendant Mortgage Corporation, in its capacity as master servicer under the Agreement.

Monthly Interest Distributable Amount—For any distribution date and each class of certificates, other than the Class P Certificates, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such Class immediately prior to such distribution date, in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered with respect to the Senior Certificates by the subordination provided by the Class B Certificates and, with respect to the Class B Certificates to the extent not covered by the subordination provided by any class or classes of Class B Certificates having a lower payment priority, including in each case: (i) any Prepayment Interest Shortfall to the extent not covered by Compensating Interest payable by the Master Servicer; (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses not allocated through subordination; (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and (iv) any other interest shortfalls not covered by subordination, including any shortfalls relating from the application of the Relief Act, all allocated as described below.

        Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of the Monthly Interest Distributable Amount that would have been payable on that distribution date absent these reductions. In the case of each class of Class B Certificates, the Monthly Interest Distributable Amount on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described under "Description of the Certificates—Allocation of Losses; Subordination." The Monthly Interest Distributable Amount on each class of Senior Certificates will be distributed on a pro rata basis. The Monthly Interest Distributable Amount on the certificates, other than the Class P Certificates, will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Mortgage Loan Purchase Agreement—The Mortgage Loan Purchase Agreement among the Sellers and the company, whereby the mortgage loans are being sold to the company.

Net Mortgage Rate—On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Servicing Fee Rate, (2) the Trustee's Fee Rate and (3) the related Lender-Paid PMI Rate, if applicable.

Notional Amount—With respect to the Class X Certificates and any distribution date, an amount equal to the aggregate Stated Principal Balance of the Premium Rate Mortgage Loans immediately prior to that distribution date. As of the closing date, the Notional Amount of the Class X Certificates will be approximately $113,165,825.

Offered Certificates—The Class A, Class P, Class X, Class R, Class B-1, Class B-2 and Class B-3 Certificates.

OID Regulations—Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

Original Effective Loan-to-Value Ratio—With respect to any mortgage loan, the Effective Loan-to-Value Ratio calculated at the time of origination of that mortgage loan.

Original Loan-to-Value Ratio—With respect to any mortgage loan, the loan-to-value ratio calculated at the time of origination of that mortgage loan.

PAC Certificates—The Class A-3 Certificates.

P&I Advance—The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans master serviced by it and that were delinquent on the related Determination Date.

PAC Certificates—The Class A-3 Certificates.

Pass-Through Rate—With respect to any distribution date and any class of certificates (other than the Class X Certificates), the rate set forth on page S-4 of this prospectus supplement. With respect to any distribution date and the Class X Certificates, the weighted average of the Stripped Interest Rates on each Premium Rate Loan.

Plan—Any employee benefit plan subject to ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

Plan Assets—The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

Planned Principal Balance—With respect to any distribution date and the PAC Certificates, the amount set forth in the table entitled "Planned Principal Balances" in this prospectus supplement for such distribution date.

Premium Rate Mortgage Loan—Any mortgage loan other than a Class P Mortgage Loan.

Prepayment Period—With respect to any distribution date is the calendar month immediately preceding the month in which such distribution date occurs.

Rating Agency—Fitch.

Record Date—For each distribution date and any class of Offered Certificates, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

REMIC—A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

REMIC Regulations—Treasury regulations under Sections 860A to 860G of the Code generally addressing the treatment of REMICs.

Residual Certificates—The Class R Certificates.

Rules—The rules, regulations and procedures creating and affecting DTC and its operations.

Sellers—Cendant Mortgage Corporation, in its capacity as seller under the Mortgage Loan Purchase Agreement, and Bishop's Gate Residential Mortgage Loan Trust.

Senior Certificates—The Class A, Class P, Class X and Class R Certificates.

Senior Interest Distribution Amount—The aggregate amount of the Monthly Interest Distributable Amount to be distributed to the holders of the Senior Certificates for that distribution date.

Senior Percentage—As of each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the Class P Fraction of the Class P Mortgage Loans, immediately prior to that distribution date. The Senior Percentage will initially equal approximately 93.95% and will in no event exceed 100%.

Senior Prepayment Percentage—For any distribution date occurring during the five years beginning on the first distribution date, 100%. For any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

  •
  for any distribution date in the first year after the fifth anniversary of the first distribution date, the Senior Percentage plus 70% of the Subordinate Percentage for that distribution date;

  •
  for any distribution date in the second year after the fifth anniversary of the first distribution date, the Senior Percentage plus 60% of the Subordinate Percentage for that distribution date;

  •
  for any distribution date in the third year after the fifth anniversary of the first distribution date, the Senior Percentage plus 40% of the Subordinate Percentage for that distribution date;

  •
  for any distribution date in the fourth year after the fifth anniversary of the first distribution date, the Senior Percentage plus 20% of the Subordinate Percentage for that distribution date; and

  •
  for any distribution date thereafter, the Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that distribution date will once again equal 100%.

        Any scheduled reduction to the Senior Prepayment Percentage shall not be made as of any distribution date unless either:

          (a)(i)(X)    the outstanding principal balance of mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO properties) averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class B Certificates as of such distribution date, is less than 50% or (Y) the outstanding principal balance of mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO properties) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans as of such distribution date, does not exceed 2%, and

          (ii)    Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class B Certificates; or

          (b)(i)    the outstanding principal balance of mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO properties) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans as of such distribution date, does not exceed 4%, and

          (ii)    Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the Closing Date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class B Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class P Certificates, to zero, the Senior Prepayment Percentage will equal 0%.

Senior Principal Distribution Amount—For any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class P Principal Distribution Amount have been distributed and (b) the sum of:

            (i)  the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

            (1)   the principal portion of all scheduled monthly payments on the mortgage loans, other than the related Class P Fraction of the principal portion of those payments with respect to each Class P Mortgage Loan, due on the related due date, to the extent received or advanced, less the principal portion of Debt Service Reductions, other than the related Class P Fraction of the principal portion of the Debt Service Reductions with respect to a Class P Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

            (2)   the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, amounts representing a principal adjustment), other than the related Class P Fraction of the principal portion of those proceeds with respect to each Class P Mortgage Loan, as required by the Agreement during the preceding calendar month; and

            (3)   the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the mortgage loans, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Class P Fraction of the principal portion of those unscheduled collections, with respect to each Class P Mortgage Loan;

           (ii)  in connection with the Final Disposition of a mortgage loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

            (1)   the then-applicable Senior Percentage of the Stated Principal Balance of the mortgage loan, other than the related Class P Fraction of the Stated Principal Balance, with respect to a Class P Mortgage Loan; and

            (2)   the then-applicable Senior Prepayment Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Class P Mortgage Loan, included in clause (iii) of the definition of Class P Principal Distribution Amount;

          (iii)  the then-applicable Senior Prepayment Percentage of the aggregate of all partial and full mortgagor prepayments made in respect of the mortgage loans during the related Prepayment Period, other than the related Class P Fraction of mortgagor prepayments, with respect to each Class P Mortgage Loan;

          (iv)  any Excess Subordinate Principal Amount for that distribution date; and

           (v)  any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class B Certificates.

Servicing Fee—With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the Servicing Fee Rate on the Stated Principal Balance of such mortgage loan for the calendar month preceding the month in which the payment is due. The Servicing Fee consists of servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

Servicing Fee Rate—On each mortgage loan, a rate equal to 0.25% per annum.

Stated Principal Balance—With respect to any mortgage loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to such mortgage loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

Stepdown Percentage—For any distribution date occurring prior to the distribution date in February 2009, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

  •
  for any distribution date during the sixth year after the closing date, 30%;

  •
  for any distribution date during the seventh year after the closing date, 40%;

  •
  for any distribution date during the eighth year after the closing date, 60%;

  •
  for any distribution date during the ninth year after the closing date, 80%; and

  •
  for any distribution date thereafter, 100%.

Stripped Interest Rate—For each Premium Rate Mortgage Loan, the excess, if any, of the Net Mortgage Rate for that mortgage loan over 5.50% per annum.

Subordinate Percentage—As of any date of determination a percentage equal to 100% minus the Senior Percentage as of that date.

Trustee—Citibank, N.A.

Trustee's Fee—As to each mortgage loan and distribution date, an amount equal to interest at the Trustee's Fee Rate on the Stated Principal Balance of such mortgage loan as of the Due Date in the month immediately preceding the month in which such distribution date occurs.

Trustee's Fee Rate—On each mortgage loan, a rate equal to 0.0125% per annum.

Voting Rights—The portion of the voting rights of all of the certificates which is allocated to any certificate.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered CDMC Mortgage Pass-Through Certificates, Series 2004-1 Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class X, Class B-1, Class B-2 and Class B-3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement and the prospectus.

        Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

        Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Transfers between DTC Participants.    Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

        Transfers between Clearstream and/or Euroclear Participants.    Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Transfers between DTC seller And Clearstream or Euroclear purchaser.    When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's cost of funds.

        Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

        Transfers between Clearstream or Euroclear seller and DTC purchaser.    Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

          (a)   borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b)   borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          (c)   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for Non-U.S. Persons and Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Generally, beneficial holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

        Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

        Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure.    The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States income tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Cendant Mortgage Capital LLC
Company
 MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities

        The company proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which will be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund

        Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage related financial assets, including:

  •
  mortgage loans secured by first and junior liens on the related mortgage property;

  •
  revolving credit loans;

  •
  agency mortgage-backed securities;

  •
  private mortgage-backed securities;

  •
  mortgage loans where the borrower has little or no equity in the related mortgaged property;

  •
  mortgage loans secured by one-to-four-family residential properties,

  •
  cooperative apartments or timeshare interests;

  •
  mortgage loans secured by multifamily properties, provided that the concentration of these properties is less than 10% of the pool;

  •
  manufactured housing conditional sales contracts and installment loan agreements; and

  •
  interests in the above assets,

in each case acquired by the company from one or more affiliated or unaffiliated institutions.

Credit Enhancement

        If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements, and other forms of credit enhancement described in the related prospectus supplement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-support or by overcollateralization.

        The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

January 21, 2004

i

Consumer Protection Laws with Respect to Contracts	96
Leasehold Considerations	97
Soldiers' and Sailors' Civil Relief Act	97
Junior Mortgages; Rights of Senior Mortgages	98
Due-on-Sale Clauses in Mortgage Loans	100
Enforceability of Prepayment and Late Payment Fees	101
Equitable Limitations on Remedies	101
Applicability of Usury Laws	101
Adjustable Interest Rate Loans	102
Formaldehyde Litigation with Respect to Manufactured Homes	102
Environmental Legislation	103
Forfeitures for Drug, RICO and Money Laundering Violations	104
Negative Amortization Loans	104
Prepayment Penalties	104
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	105
General	105
REMICs	105
Taxation of Owners of REMIC Regular Certificates	107
Taxation of Owners of REMIC Residual Certificates	112
Notes	124
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	126
LEGAL INVESTMENT	133
USE OF PROCEEDS	135
METHODS OF DISTRIBUTION	135
LEGAL MATTERS	136
FINANCIAL INFORMATION	136
RATING	136
AVAILABLE INFORMATION	136
REPORTS TO SECURITYHOLDERS	137
INCORPORATION OF INFORMATION BY REFERENCE	137
GLOSSARY	138

ii

INTRODUCTION

        All capitalized terms in this prospectus are defined in the glossary at the end.

General

        The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

        Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the company. Each trust fund will consist primarily of a pool of mortgage related financial assets or interests therein, which may include mortgage securities, acquired by the company from one or more Affiliated or Unaffiliated Sellers or Bishop's Gate. See "The Company" and "The Mortgage Pools." The trust fund assets may include, if applicable, the mortgage loans, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related security-holders pursuant to:

  •
  with respect to each series of certificates, a pooling and servicing agreement or other agreement, or

  •
  with respect to each series of notes, an indenture,

in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be included in the related prospectus supplement.

        Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

        The company's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the company, except as provided in the related prospectus supplement. The master servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans. See "Description of the Securities."

        If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities or by over-collateralization. See "Description of Credit Enhancement."

        The rate of payment of principal on each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations" in this prospectus.

        With respect to each series of certificates, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of certificates will specify which class or classes of the related series of certificates will be considered to be regular interests in the related REMIC and which class of certificates or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences" in this prospectus.

        The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

        There will be no secondary market for the offered securities of any series prior to their offering. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

        Each mortgage pool will consist primarily of mortgage loans and mortgage assets, minus any interest retained by the company or any affiliate of the company. Each mortgage pool may consist of:

  •
  single family loans,

  •
  revolving credit loans,

  •
  multifamily loans,

  •
  Contracts,

  •
  VOI Loans, which are loans secured by Timeshare Properties,

  •
  Agency Securities, and

  •
  private mortgage-backed securities

each as described below.

        The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related Single Family Property. The related Single Family Property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

        If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

        The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid-rise or garden apartment structures or projects.

        In some cases, the mortgage property securing a single family loan or a multifamily loan may consist of properties where a limited portion of the structure is used for commercial purposes. For example, in urban areas, the ground floor of a multi-unit residential property may be used for commercial purposes such as a store or a professional office.

        The aggregate concentration by original principal balance of multifamily loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

        Mortgaged properties may be located in any one of the 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands or Guam.

        The mortgage loans will not be guaranteed or insured by the company or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the FHA or the VA. See "Description of Primary Insurance Policies—FHA Insurance" and "—VA Insurance" in this prospectus.

        A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a mortgage pool shall be more than 90 days delinquent at the time of issuance of the related securities. Mortgage loans which are more than 30 and not more than 90 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 and not more than 90 days delinquent of 20% or more.

        The mortgage loans may include "sub-prime" mortgage loans. Cendant Mortgage Corporation's "sub-prime" underwriting guidelines are less stringent, with regard to the mortgagor's credit standing and repayment ability, than the standards generally used by Cendant Mortgage in underwriting "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. Cendant Mortgage's "sub-prime" underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

        A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because of the credit criteria applied in the underwriting decision, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac.

        Each mortgage loan will be selected for inclusion in a mortgage pool from among those originated or purchased by the company, either directly or through its affiliates, from Unaffiliated Sellers, Affiliated Sellers or Bishop's Gate. If a mortgage pool is composed of mortgage loans acquired by the company directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. Other mortgage loans available for purchase by the company may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

        The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

The Mortgage Loans

        The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans. Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

  •
  Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 10 years, or more than 10 years, but not more than approximately 30 years;

  •
  Fixed-rate, fully-amortizing mortgage loans with an initial 15-year period providing for monthly payments of interest-only, followed by a 15-year period providing for level monthly payments of principal and interest in amounts necessary to fully amortize the mortgage loan for the remaining 15 years;

  •
  Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either one month, three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either one-month, three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Index subject to any periodic or lifetime limitations on interest rate changes. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

  •
  Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with (i) initial interest-only payments and a related mortgage rate which generally adjusts either one month, three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and (ii) a monthly payment in an amount sufficient to fully amortize the principal balance ARM Loan over the remaining term and to pay interest at the related mortgage rate which adjusts thereafter at either one-month, three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the remaining term of the mortgage loan to equal the sum of the related Note Margin and the Index subject to any periodic or lifetime limitations on interest rate changes. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

  •
  Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index subject to any periodic or lifetime limitations on interest rate changes. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

  •
  Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years, or not more than approximately 30 years, with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term, or its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

  •
  Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

  •
  Fixed and variable interest rate mortgage loans that provide for conditional reductions in the interest rate, and corresponding monthly payment due thereon throughout their term;

  •
  Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

  •
  Permanent mortgage loans of one of the types described above, which were part of a construction to permanent hybrid loan for which the construction has been completed and the loan fully disbursed, with a term to maturity from the date of conversion to permanent financing within the term to maturity limits described above;

  •
  Additional Collateral Loans;

  •
  VOI Loans; or

  •
  Another type of mortgage loan described in the related prospectus supplement.

Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

        The mortgage pool may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, and third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear:

  •
  the risk of delay in distributions while a deficiency judgment against the borrower is sought; and

  •
  the risk of loss if the deficiency judgment is not realized upon.

Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

        Residential mortgage loans generally may be prepaid by the borrower at any time without penalty. If so specified in the related prospectus supplement, a mortgage loan may contain a prohibition on prepayment or a lock-out period, or require payment of a prepayment penalty. A multifamily loan may contain a prohibition on prepayment or lock-out period or require payment of a prepayment penalty and may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation or prepayment penalty, the related prospectus supplement will describe the equity participation or prepayment penalty and the method or methods by which distributions in respect thereof will be made to such holders.

        In the case of purchase-money mortgage loans, the loan-to-value, or LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan (together with any related senior loan) at origination to the lesser of (1) the appraised value determined in an appraisal or other collateral assessment tool obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, plus qualifying improvements. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information such as recent sales prices for similar homes within the same geographic area and within the same price range.

        Generally, the mortgage loans will have a LTV ratio at origination not in excess of 125%.

        In the case of some non-purchase-money mortgage loans including refinance, modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan (together with any related senior loan)

to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property which value generally will be supported by either:

  •
  a representation by the related seller as to the value;

  •
  a broker's price opinion, automated valuation, drive by appraisal or other collateral assessment tool;

  •
  an appraisal obtained within twelve months prior to the refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within approximately 24 months prior to the refinancing; or

  •
  the sales price, if the mortgaged property was purchased within the previous twelve months.

        In the case of Additional Collateral Loans, the LTV ratio will be defined as the Effective Loan-to-Value Ratio.

        The denominator of the applicable ratio described in the preceding three paragraphs is dependent on the estimated fair market value of the related mortgaged property. If such value has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the related prospectus supplement.

        Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties, particularly where the LTV ratio was not determined at the time of purchase as described in the four preceding paragraphs. Certain mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, for first lien mortgage loans, the LTV ratio does not take into account any secondary financing. Under the company's underwriting standards, a seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender including a Seller at any time, including at origination.

        The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

        Cooperative Mortgage Loans.    The mortgage loans in a mortgage pool may include cooperative mortgage loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative units. The proprietary lease or occupancy agreement securing a cooperative mortgage loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant-stockholder. See "Legal Aspects of Mortgage Loans—Cooperative Mortgage Loans."

        The company will not require that a standard hazard or flood insurance policy be maintained for any cooperative mortgage loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, a Cooperative and the related borrower on a cooperative note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative unit or the Cooperative's building could significantly reduce the value of the collateral securing that cooperative note.

        Convertible ARM Loans.    A mortgage pool may contain convertible ARM Loans which allow the mortgagors to convert the adjustable rates on these mortgage loans to a fixed rate at some point during the life of these mortgage loans, generally not later than ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the company, the related master servicer, the applicable Seller or a third party will purchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the company or the related master servicer (or another specified party) may agree to act as remarketing agent with respect to the converted mortgage loans and, in this capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include the resulting fixed rate mortgage loan.

        Buydown Mortgage Loans.    If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will made up from:

  •
  funds contributed by the seller of the mortgaged property or another source and placed in a custodial account;

  •
  if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds; or

  •
  additional funds to be contributed over time by the mortgagor's employer or another third party, including a Seller.

See "Description of the Securities—Payments on Mortgage Loans; Deposits to Certificate Account" in this prospectus.

        Generally, the mortgagor under each buydown mortgage loan will be qualified at a lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

        Additional Collateral Loans.    The related prospectus supplement will specify the extent, if any, of Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional

Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values. See "Underwriting Standards—Additional Collateral Loans" below.

        The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the loan-to-value ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. For this purpose, the loan-to-value ratio may be reduced as a result of an appraisal obtained subsequent to origination.

        Additional Collateral, including any related third-party guarantees, insurance policies or other forms of credit enhancement may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional Collateral Loans and of the related Additional Collateral. The Additional Collateral may be administered by one or more third parties. The related prospectus supplement will specify such parties and the extent to which Additional Collateral will be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Legal Aspects of Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

        Revolving Credit Loans.    As more fully described in the prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on a date specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

        The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer, the related trust or another entity specified in the related prospectus supplement.

        With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

        The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The company, an affiliate of the company or an Unaffiliated Seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

        Collections on revolving credit line loans may vary because, among other things, borrowers may:

  •
  make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month; or

  •
  make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon.

It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

        Contracts.    Contracts comprising or underlying the mortgage assets for a series of securities may consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the company. Each Contract will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or Contracts, including an interest in that Manufactured Home, that are conveyed to the trust for a series is referred to throughout this prospectus as the "loans."

        The Contracts may be conventional loans, FHA loans or VA loans. Each Contract will be secured by a Manufactured Home. In most cases, the Contracts will be fully amortizing and will bear interest at a fixed interest rate.

        The Manufactured Homes securing the Contracts, in most cases, consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In addition, the following restrictions, in most cases, apply for Contracts comprising or underlying the mortgage assets for a series:

  •
  no Contract will have had a LTV ratio at origination in excess of 125%;

  •
  each Contract must have an original term to maturity of not less than three years and not more than 25 years; and

  •
  each Contract must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that Contract.

The initial LTV ratio of any Contract represents the ratio of the principal amount of the Contract at origination to the lesser of (1) the appraised value determined in an appraisal or other collateral assessment tool obtained at origination of the Contract and (2) the sales price for the related Manufactured Home, plus qualifying improvements.

        VOI Loans.    If provided for in the related prospectus supplement, the mortgage loans may include VOI Loans. VOI Loans consist of both mortgage loans and installment contracts. The structuring of a VOI Loan as either a mortgage loan or an installment contract depends on the relevant state law governing the sale of a Timeshare Property. Each VOI Loan that is a mortgage loan is secured by the related Timeshare Property financed thereby, which represents an interest in real property. In the case of a VOI Loan that is an installment contract, a title clearing company that acts as a designated nominee retains legal title to the Timeshare Property on behalf of the owner or pledgee of the installment contract until the VOI Loan has been paid in full.

        From time to time, the obligor under an existing VOI Loan may elect to upgrade from his or her existing Timeshare Property (the "Pre-Upgrade Timeshare Property") to a different or additional Timeshare Property (the "Upgraded Timeshare Property"). Upon the occurrence of this type of upgrade, the VOI Loan underlying the Pre-Upgrade Timeshare Property will be prepaid (or the related note will be fully prepaid and the mortgage, if any, assigned to a refinancing lender) and a new VOI Loan or note originated. The new VOI Loan will not be part of the related mortgage pool.

        Additional Information.    The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer have a seasoned portfolio of mortgage loans.

        The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the company, on an approximate basis, as to the following:

  •
  the aggregate principal balance of the mortgage loans,

  •
  the type of property securing the mortgage loans,

  •
  the original or modified terms to maturity of the mortgage loans,

  •
  the range of principal balances of the mortgage loans at origination or modification,

  •
  the earliest origination or modification date and latest maturity date of the mortgage loans,

  •
  the loan-to-value ratios of the mortgage loans or, if applicable, the Effective Loan-to-Value Ratio of the Additional Collateral Loans,

  •
  the mortgage rate or range of mortgage rates borne by the mortgage loans,

  •
  if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

  •
  the geographical distribution of the mortgage loans,

  •
  the number of buydown mortgage loans, if applicable,

  •
  the number of Additional Collateral Loans, if applicable,

  •
  the number of revolving credit loans, if applicable, and the aggregate credit limits and the range of credit limits of the related credit line agreements, and

  •
  the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related Closing Date.

        The company will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the securities of a series. Except to the extent that the servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through subservicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements" in this prospectus. With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans. The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce the purchase and other obligations of subservicers and Sellers, as more fully described in this prospectus under "—Representations by Sellers" in this prospectus, "Servicing of Mortgage Loans—Subservicers," and "Description of the Securities—Assignment of Trust Fund Assets," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities—Advances") or pursuant to the terms of any mortgage securities.

Private Mortgage-Backed Securities

        General.    Private mortgage-backed securities may consist of:

  •
  mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

  •
  collateralized mortgage obligations secured by loans; or

  •
  pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

        Any private mortgage-backed securities included in a trust fund will:

  •
  have been:

  •
  previously registered under the Securities Act, or

  •
  eligible for sale under Rule 144(k) under the Exchange Act; and

  •
  be acquired in bona fide secondary market transactions.

        If the private mortgage-backed securities are the securities of the company or an affiliate thereof, they will be registered under the Securities Act, even if they satisfy the requirements of the preceding sentence. As to any series of private mortgage-backed securities, the related prospectus supplement will include a description of:

  •
  the private mortgage-backed securities and any related credit enhancement, and

  •
  the mortgage loans underlying the private mortgage-backed securities.

        Any retained interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that retained interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

        The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the company or an affiliate of the company. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

        Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

        Underlying Loans.    The loans underlying the private mortgage-backed securities may consist of:

  •
  revolving credit loans,

  •
  fixed rate, level payment, fully amortizing loans,

  •
  Balloon loans,

  •
  Buydown mortgage loans,

  •
  ARM Loans,

  •
  Additional Collateral Loans,

  •
  interest-only, fixed and variable rate loans, or

  •
  loans having other special payment features.

Loans may be secured by Single Family Properties that are properties consisting of one- to four-family attached or detached residential housing including Cooperative units, Manufactured Homes, or, in the case of cooperative mortgage loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative unit and the shares issued by the related Cooperative. The following criteria apply to most loans:

  •
  no loan will have had a loan-to-value ratio at origination in excess of 125%;

  •
  each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years;

  •
  no loan that was more than 90 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement, except as noted in the related prospectus supplement;

  •
  each loan, other than a cooperative mortgage loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

  •
  each loan, other than a cooperative mortgage loan or a loan secured by a Manufactured Home or a junior lien, will be covered by a title insurance policy.

        Credit Support Relating to Private Mortgage-Backed Securities.    Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

        Additional Information.    The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

  •
  the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

  •
  various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

  •
  the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

  •
  the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

  •
  the servicing fee or range of servicing fees for the loans;

  •
  the minimum and maximum stated maturities of the underlying loans at origination;

  •
  the maximum original term-to-stated maturity of the private mortgage-backed securities; and

  •
  the weighted average term-to-stated maturity of the private mortgage-backed securities;

  •
  the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

  •
  the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

  •
  the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

  •
  various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

  •
  the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities;

  •
  the then-current rating of the private mortgage-backed securities; and

  •
  the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

The Agency Securities

        All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

        The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under "The Mortgage Pools—The Mortgage Loans" in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

        GNMA.    The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

  •
  insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or

  •
  partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

        Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

        GNMA Certificates.    In most cases, each GNMA certificate relating to a series, which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

        Freddie Mac.    The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae's operations or to assist Freddie Mac in any other manner.

        Freddie Mac Certificates.    In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

  •
  substantially all of which are secured by one- to four-family residential properties or

  •
  if specified in the related prospectus supplement, are secured by five or more family residential properties.

        The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

        Fannie Mae.    The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. § 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

        Fannie Mae Certificates.    In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

  •
  fixed, variable or adjustable rate conventional mortgage loans or

  •
  fixed-rate FHA loans or VA loans.

        Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

Mortgage Loan Programs

        Cendant Mortgage purchases, originates, sells and services residential mortgages in the United States via various centralized platforms. A full line of mortgage products is marketed (i) directly to consumers under various Cendant brands through real estate brokers and (ii) through affiliates and alliances via "private-label" programs. Under these programs, affinity groups without mortgage capabilities or financial institutions may offer to their customers, through Cendant Mortgage, a broad array of mortgage products. These products are marketed and offered under the institution's name and the institution generally retains significant future marketing rights to the customer. Cendant Mortgage also offers its retail mortgage programs to certain affiliates, including the Century 21®, Coldwell Banker and ERA Franchise® systems, which are owned by Cendant Corporation, the parent of PHH Corporation, which is the parent of Cendant Mortgage.

        Substantially all of the origination and acquisition activities are conducted by Cendant Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in Providence, Rhode Island. Cendant Mortgage offers mortgages through the following platforms:

        Teleservices.    Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and Providence, Rhode Island under programs for real estate organizations (Phone In, Move In®), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM. Cendant MobilitySM is Cendant Corporation's relocation business, and is a leading provider of employee relocation services and is a leading provider of outsourced corporate relocation services.

        In its teleservices operations, Cendant Mortgage employs "mortgage consultants" that take calls and receive applications, and thereafter refer the origination of the loan to "mortgage counselors" for processing. Mortgage consultants are compensated with a base salary and a flat commission per loan originated, but are not involved in the process once the loan is referred to a mortgage counselor. The mortgage consultant has no role in the selection of the mortgage counselor, the selection of the appraiser or any other underwriting function. Mortgage counselors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

        Internet.    Mortgage information is offered to consumers through a web interface that is owned by Cendant Mortgage. The web interface contains educational materials, rate quotes and a full mortgage application. This content is made available to the customers of partner organizations. Affiliated partners include Century 21®, Coldwell Banker®, ERA® and Cendant MobilitySM. In addition, Cendant Mortgage developed and launched its own online brand—InstaMortgage.comSM in 1999. Applications from online customers are processed via Cendant Mortgage's teleservices platform.

        Point of Sale.    Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and Providence, Rhode Island. These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer. Once the field sales professional forwards the application to New Jersey, a mortgage counselor is assigned for processing. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan. The field sales professional has no role in the selection of the mortgage counselor, the selection of the appraiser or any other underwriting function.

        Wholesale/Correspondent.    Cendant Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks. These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations. Cendant Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity's corporate, financial and licensing information.

          Wholesale. Cendant Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

          Correspondent. Cendant Mortgage purchases closed loans. One platform requires that Cendant Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

Underwriting Standards

        Cendant Mortgage's products currently consist of:

  •
  First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration ("FHA") and government guaranteed Veterans Administration ("VA") loans; and

  •
  first and junior lien home equity loans and lines of credit.

        The underwriting standards used by Cendant Mortgage for mortgage loans vary based on the type of mortgage product. Set forth below is a summary of underwriting standards used in approving various products:

Mortgage Product	Underwriting Standards Used
First Lien FHA/VA	Ginnie Mae
First Lien Conventional/Conforming	Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming	Cendant Mortgage
Home Equity Loans and Home Equity Lines of Credit	Cendant Mortgage

        The Company expects that most of the loans comprising the mortgage assets for a series will have been originated in accordance with the Cendant Mortgage underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

        Cendant Mortgage's underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various "private-label" programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. Cendant Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

        Mortgage loans to be included in a mortgage pool may have been originated by Cendant Mortgage and purchased by the company. In other cases, mortgage loans to be included in a mortgage pool will have been purchased by the company, either directly or indirectly from Sellers. Unless otherwise described in a prospectus supplement, the mortgage loans, as well as mortgage loans underlying PMBS, will have been originated in accordance with the underwriting standards of Cendant Mortgage as generally described below. Any mortgage loan not directly underwritten by the company or its affiliates will be reunderwritten by the company or its affiliates on a sample basis. The reunderwriting standards of the company or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

General Underwriting Procedure

        The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten under full documentation programs by Cendant Mortgage. From time to time, exceptions to Cendant Mortgage's underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of Cendant Mortgage's underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, employment and residential stability.

        Cendant Mortgage's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to Cendant Mortgage.

        Cendant Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with Cendant Mortgage's underwriting staff and control the loan approval process to ensure consistent loan decisioning.

        In evaluating the applicant's ability and willingness to repay the proposed loan, Cendant Mortgage reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, Cendant Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

        Cendant Mortgage verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage. Additional liquid assets may not be verified.

        Except as described below, Cendant Mortgage also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed Cendant Mortgage debt payment. Cendant Mortgage's guidelines for verifying an applicant's income and employment are generally as follows:

  •
  for salaried applicants, Cendant Mortgage typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by Cendant Mortgage, but Cendant Mortgage's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

  •
  for non-salaried applicants, including self-employed applicants, Cendant Mortgage requires copies of the applicant's two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules. In some cases, Cendant Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

        In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by Cendant Mortgage, except as noted in this prospectus or the prospectus supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

        In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as Cendant Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). In certain cases, Cendant may employ the use of a third party statistical valuation in lieu of an appraisal.

        Credit scores are obtained by Cendant Mortgage in connection with mortgage loan applications to help assess a borrower's credit-worthiness. On an exception basis, credit scores may be obtained by Cendant Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

        The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

        For all first lien mortgage loans, a title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

        Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. Cendant Mortgage also reviews the level of an applicant's liquid assets as an indication of creditworthiness.

        Cendant Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

Cendant Mortgage Corporation's Underwriting Standards

        The following underwriting guidelines are used by Cendant Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See "Other Documentation Standards" below.

        Cendant Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by Cendant Mortgage. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have Additional Collateral securing such loans. See "Additional Collateral Loans." The prospectus supplement will specify the number and percentage of mortgage loans contained in the trust fund for a particular series of certificates with loan-to-value ratios at origination in excess of 80%, which are not covered by primary mortgage insurance.

Full Documentation Standards

        The underwriting standards of Cendant Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans. However, if so specified in the applicable prospectus supplement, mortgage loans that had loan-to-value ratios at origination in excess of 95% may be included in the related trust fund.

        In determining whether a prospective borrower has sufficient monthly income available

  •
  to meet the borrower's monthly obligation on the proposed mortgage loan and

  •
  to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan,

Cendant Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower's acceptable stable monthly gross income. From time to time, Cendant Mortgage makes loans where these ratios are exceeded. In those instances, Cendant Mortgage's underwriters typically look at compensating factors such as the liquidity of the mortgagor and the stability of the real estate market where the property is located.

Other Documentation Standards

        Cendant Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("Reduced Documentation Program"), stated income, no asset program ("Stated Income, No Asset Program"), stated income, full asset program ("Stated Income Full Asset Program"), no income, stated asset program ("No Income Stated Asset Program"), and rate and term refinance limited documentation program ("Streamlined Documentation Program," collectively with the Reduced Documentation Program, Stated Income, No Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, the "Limited Documentation Programs"). Each of these programs is designed to facilitate the loan approval process. Under the Reduced Documentation Program, Stated Income, No Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program, Stated Income, No Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under the Reduced Documentation Program, Stated Income, No Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program are generally more restrictive than those under the standard underwriting criteria of Cendant Mortgage.

        Under the Streamlined Documentation Program, which is generally available only to the loans in the Cendant Mortgage's portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

        Another program (the "Liquidity Program") provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, Cendant Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for Cendant Mortgage to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower's liquid assets, as verified by Cendant Mortgage, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. Cendant Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, Cendant Mortgage may require the following different levels of income disclosure and verification:

  •
  no income disclosure;

  •
  debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required;

  •
  verification of income using streamlined/alternate documentation; or

  •
  full income disclosure and verification.

        The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

  •
  the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or

  •
  the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

  •
  the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, Cendant Mortgage applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

        The mortgage loans may include loans to borrowers who are non-resident aliens in the United States. In general, Cendant Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. Cendant Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

        From time to time, exceptions to Cendant Mortgage's underwriting policies may be made. Such exceptions may be made only on a loan-by-loan basis at the discretion of Cendant Mortgage. Exceptions are made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, employment stability and the stability of the real estate market where the property is located.

        In addition, Cendant Mortgage originates certain mortgage loans ("Relocation Mortgage Loans") made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to the Cendant Mortgage's underwriting policies as described herein.

        If any of the mortgage loans relating to a particular series were underwritten pursuant to Cendant Mortgage's separate lending program for subprime or "B/C" credit borrowers, the "Credit Solutions" program, the underwriting standards for those mortgage loans will be described in the related prospectus supplement.

        In addition, the underwriting standards relating to any revolving credit loans or other second lien loans that are included in a particular mortgage pool will be described in the related prospectus supplement.

  Additional Collateral Loans

        Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in Additional Collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by Cendant Mortgage or another lender to the guarantor. The amount of such Additional Collateral securing such Additional Collateral Loan generally equals the down payment or equity required by Cendant Mortgage. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such Additional Collateral Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by Cendant Mortgage.

Qualifications of Originators and Sellers

        All mortgage loans will be purchased by the company from Sellers, which may be Affiliated Sellers, Bishop's Gate or Unaffiliated Sellers. The Seller will either have originated the loans, or will have acquired them directly or indirectly from the originator.

        Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act.

Representations by Sellers

        Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will have been made as of the closing date, unless otherwise indicated, and will generally include, among other things, that as to each mortgage loan:

  •
  any required standard hazard, flood and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each such policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the company;

  •
  with respect to each first lien mortgage loan other than a Contract or a cooperative mortgage loan, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the company or (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage;

  •
  the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

  •
  there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

  •
  the related mortgaged property is free from damage and in good repair;

  •
  there are no delinquent tax or assessment liens against the related mortgaged property;

  •
  the mortgage loan is not more than 30 days delinquent as to any scheduled payment of principal and/or interest (any exceptions will be noted in the prospectus supplement, with no delinquencies of more than 90 days);

  •
  if a Primary Insurance Policy is required with respect to the mortgage loan, the mortgage loan is the subject of the policy; and

  •
  the mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security:

  •
  the mortgage security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and

  •
  the Seller has good title to the mortgage security.

In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below; provided that with respect to any mortgage loan or mortgage security sold by Bishop's Gate, Cendant Mortgage will be obligated to cure any such breach or repurchase, except in the case of a breach of Bishop's Gate's representation and warranty that it has good title to the related mortgage loan. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

        Unless otherwise specified in the related prospectus supplement, pooling and servicing agreement or mortgage loan purchase agreement, all of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the company. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's purchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a purchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the company will be the limited representations of the company and the master servicer described under "Description of the Securities—Assignment of Trust Fund Assets" below.

        The company will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to purchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and any interest retained by the company).

        As to any mortgage loan required to be purchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

  •
  have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

  •
  have a mortgage rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

  •
  have a loan-to-value ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

  •
  have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and

  •
  comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty.

        The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected mortgage loans and/or mortgage securities, the master servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the purchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the company nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the company or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

        Neither the company nor the master servicer will be obligated to purchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that a

Seller will carry out its purchase obligations. A default by a Seller is not a default by the company or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the company or the master servicer, as described below under "Description of the Securities—Assignment of Trust Fund Assets," the company or the master servicer may have a purchase or substitution obligation. Any mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

        If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "—Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

THE COMPANY

        The company is a limited liability company whose sole member is Cendant Mortgage Corporation, which owns 100% of the economic interests in the company. The company was formed in the State of Delaware on August 31, 2001. The company was organized for the purpose of serving as a private secondary mortgage market conduit. The company does not have, nor is it expected in the future to have, any significant assets.

        The company maintains its principal office at 3000 Leadenhall Road, Mail Stop LGL, Mt. Laurel, New Jersey 08054. Its telephone number is (856) 917-6000.

CENDANT MORTGAGE CORPORATION

        Cendant Mortgage Corporation, the sole member of the company, will be a Seller and may act as master servicer with respect to a mortgage pool. Cendant Mortgage, an indirect wholly owned subsidiary of PHH Corporation, is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states and the District of Columbia. Cendant Mortgage's business consists primarily of the acquisition/origination, sale and servicing of residential first-and second-lien mortgage loans. Cendant Mortgage's originations are derived from three principal business channels: real estate brokers, financial institutions or "private label", and relocation. In the real estate brokerage channel, Cendant Mortgage originates loans through Cendant Mortgage Corporation, Century 21® Mortgage, Coldwell Banker Mortgage and ERA Mortgage. Cendant Mortgage is a New Jersey corporation qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

        Cendant Mortgage's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST

        Bishop's Gate Residential Mortgage Trust (formerly Cendant Residential Mortgage Trust) may be a Seller named in the accompanying prospectus supplement. Any mortgage loan transferred to the company by Bishop's Gate pursuant to a mortgage loan purchase agreement will have been purchased from Cendant Mortgage or an Affiliated Seller by Bishop's Gate. Bishop's Gate is a special purpose, bankruptcy-remote Delaware business trust originally formed as of April 13, 1998. Bishop's Gate was formed for the sole purpose of purchasing mortgage loans from time to time from Cendant Mortgage. Subsequently, Bishop's Gate gained approval to purchase loans from Affiliated Sellers. After purchase, Bishop's Gate sells and securitizes these mortgage loans to third parties, subject to certain aging limitations, including the requirement that no mortgage loan may be held by Bishop's Gate for more than one year. Bishop's Gate has obtained, and will obtain, funding for the purchase of mortgage loans by, from time to time, issuing commercial paper, borrowing, and issuing one or more series of notes and/or certificates.

SERVICING OF MORTGAGE LOANS

General

        The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. Forms of pooling and servicing agreements and a form of servicing agreement have been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

        With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the company or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

The Master Servicer

        The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be Cendant Mortgage or another affiliate of the company. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

        The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the pooling and servicing agreement or servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

        As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan, or increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

        Under a pooling and servicing agreement or a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan or the lien on any related Additional Collateral.

        In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. These modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related securities.

        In the case of multifamily loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer will be required to

  •
  monitor any multifamily loan that is in default,

  •
  evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely,

  •
  inspect the related mortgaged property and

  •
  take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement.

A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

        Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

        Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

        Any Additional Collateral will be administered by one or more third parties in accordance with the related pledge agreement or guaranty agreement, as applicable. The servicer of the Additional Collateral Loan will be required, in accordance with the master servicer's normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated on default. In such instance, either the servicer or the administrator(s) of the Additional Collateral, will be responsible for making all reasonable efforts to realize on any security interest in Additional Collateral. The master servicer will have no responsibility to realize on the Additional Collateral. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. See "Legal Aspects of Mortgage Loans—Foreclosure on Mortgage Loans" and "Legal Aspects of Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders."

        The master servicer, Cendant Mortgage, and/or the administrator(s) of the Additional Collateral, may provide a third party guarantee, insurance policy or other form of credit enhancement intended to guarantee the receipt by the trust of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed a prescribed percentage of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a liquidated mortgage loan. Credit enhancement supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. Any such instrument may not cover any payments on the offered securities that are recoverable or sought to be recovered as a voidable preference under applicable law. The related prospectus supplement will specify the nature and extent of any such third party guarantee, insurance policy or other form of credit enhancement.

        In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related trust fund, actions in accordance with its customary servicing practices that are in the best interests of the related securityholders, subject to the REMIC Provisions, if applicable. The master servicer will not be required to advance the necessary funds to cure the default or reinstate the superior lien, but may do so if the advance is in the best interests of the related securityholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan. The master servicer may cause a defaulted junior lien to be written off as bad debt without initiating a foreclosure proceeding.

        The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including

  •
  maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items;

  •
  adjusting mortgage rates on ARM Loans;

  •
  maintaining Buydown Accounts;

  •
  supervising foreclosures and similar proceedings;

  •
  managing REO properties; and

  •
  maintaining servicing records relating to the mortgage loans in the mortgage pool.

The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

Subservicers

        A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related pooling and servicing agreement or servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer's compensation pursuant to the related pooling and servicing agreement or servicing agreement is sufficient to pay the subservicer's fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See "—Servicing and Other Compensation and Payment of Expenses; Retained Interest" below and "Description of the Securities—The Certificate Account."

Special Servicers

        If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

        Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 120 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that:

  •
  the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses; and

  •
  these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the pooling and servicing agreement or servicing agreement).

        However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

  •
  the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; or

  •
  there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans—Environmental Legislation."

        The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

        With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related liquidation proceeds will be allocated among the Trust Balances, if any, and Excluded Balances, as described in the related prospectus supplement. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

        With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to its final liquidation. In addition, a pooling and servicing agreement or servicing agreement may grant to the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

        In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

        If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will be required to sell the mortgaged property on behalf of the trust fund within three years of acquisition, unless

  •
  the IRS grants an extension of time to sell the property or

  •
  the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids for any mortgaged property so acquired in a manner likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

        If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement, subject to specified conditions, in the event that following the final liquidation of a mortgage loan and a draw under the credit enhancement subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

Servicing and Other Compensation and Payment of Expenses; Retained Interest

        The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan and, unless otherwise described in the related prospectus supplement, this compensation will be retained by the master servicer, unless otherwise described in the related prospectus supplement, on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer's compensation as its subservicing compensation.

        In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, from any related Liquidation Proceeds or Insurance Proceeds or from collections on other loans in the trust fund. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

        The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the company. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement. If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to the master servicer in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

Evidence as to Compliance

        Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the company and the trustee to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination.

        Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

        Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.

DESCRIPTION OF THE SECURITIES

General

        The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the company and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the company in the event of the bankruptcy of the Seller or the company. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreement.

        Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

  •
  the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the company or any of its affiliates with respect to each mortgage loan;

  •
  all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below;

  •
  any property acquired in respect to mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

  •
  hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

  •
  the rights of the company under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

  •
  any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement."

        If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

        Each series of securities may consist of any one or a combination of the following:

  •
  a single class of securities;

  •
  two or more classes of securities, one or more classes of which will be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities, as described in the respective prospectus supplement;

  •
  two or more classes of securities, one or more classes of which will be Strip Securities;

  •
  two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities; or

  •
  other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, overcollateralization, and currency or interest rate exchange agreements as described under "Description of Credit Enhancement," by the subordination of one or more other classes of securities as described under "Subordination" or by any combination of the foregoing.

        If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code. Alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

        As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the security, except as otherwise indicated in the accompanying prospectus supplement.

        If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, société anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility, as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner of an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the company elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

        Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

        Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

        Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

        Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

        The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

        Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the company, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Trust Fund Assets

        At the time of issuance of a series of securities, the company will assign, or cause to be assigned, to the related trustee (or its nominee), without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the company or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the company in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the loan-to-value ratio at origination or modification (without regard to any secondary financing).

        Assignment of Private Mortgage-Backed Securities.    The company will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Mortgage Pools—Private Mortgage-Backed Securities" in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the company will represent and warrant to the trustee regarding the private mortgage-backed securities:

  •
  that the information contained in the mortgage certificate schedule is true and correct in all material respects;

  •
  that, immediately prior to the conveyance of the private mortgage-backed securities, the company had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any retained interests;

  •
  that there has been no other sale by it of that private mortgage-backed securities; and

  •
  that there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on those private mortgage-backed securities.

        Assignment of Agency Securities.    The company will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the company in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any retained interest. The company will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

        Assignment of Mortgage Loans.    If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration

Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

        In addition, the company will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, revolving credit loans and Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

  •
  the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

  •
  the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

  •
  an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form or evidence that the mortgage is held for the trustee through the MERS® System (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

  •
  any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

  •
  if applicable, any riders or modifications to the mortgage note and mortgage, and

  •
  any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

        Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the company delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The company will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office (except for mortgages held under the MERS® System), except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the company or the originator of the mortgage loan.

        With respect to each Additional Collateral Loan, the related prospectus supplement will specify the extent to which the Additional Collateral will be assigned to the trustee and the nature of any such assignment.

        For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

        As to each Contract, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

  •
  the original Contract endorsed, without recourse, to the order of the trustee,

  •
  copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

  •
  a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the company will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

        The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 120 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to purchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools—Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools—Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected mortgage loan or mortgage security as described above. The company will not be obligated to purchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund.

        The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the company or the master servicer.

        Except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the company will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the company will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Affiliated Sellers, Unaffiliated Sellers or Bishop's Gate as described above under "The Mortgage Pools—Representations by Sellers." However, the company will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of the breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the company. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund.

        Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Certificate Account

        General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Certificate Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the company to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related master servicer or trustee as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

        Deposits.    With respect to each series of securities, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Certificate Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

  •
  all payments on account of principal, including principal prepayments, on the mortgage loans;

  •
  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the company;

  •
  all payments on the mortgage securities;

  •
  all Insurance Proceeds and Liquidation Proceeds;

  •
  any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

  •
  any advances made as described under "—Advances" below;

  •
  any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

  •
  any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest";

  •
  to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

  •
  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

  •
  any other amounts required to be deposited in the Certificate Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

        With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Certificate Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either

  •
  the total payments to be made from the funds pursuant to the related buydown plan or

  •
  if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan.

Neither the master servicer nor the company will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related trust fund.

        If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

        Withdrawals.    With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the Certificate Account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

  •
  to make distributions to the related securityholders on each distribution date;

  •
  to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "—Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

  •
  to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursements to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

  •
  to reimburse the master servicer or any other specified person for any advances described in the second bullet point above made by it and any servicing expenses referred to in the third bullet point above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in the second and third bullet points above, respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

  •
  if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in the second bullet point above made by it and the servicing expenses described in the third bullet point above incurred by it while these remain outstanding and unreimbursed;

  •
  to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements—Certain Matters Regarding the Master Servicer and the Company";

  •
  if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

  •
  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements—Certain Matters Regarding the Trustee";

  •
  to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

  •
  to pay the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

  •
  if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions and Other Possible REMIC Taxes";

  •
  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

  •
  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

  •
  to pay to itself, the company, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

  •
  to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

  •
  to pay to the master servicer or any subservicer for the funding on any Draws made on the revolving credit loans, if applicable;

  •
  to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans"; and

  •
  to clear and terminate the Certificate Account upon the termination of the trust fund.

Distributions

        Distributions on the securities of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. The available distribution amount for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available distribution amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

        Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in equal proportion among the outstanding securities in the class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in the requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution. Payments will be made to each certificateholder in accordance with the holder's Percentage Interest in a particular class.

Distributions of Interest and Principal on the Securities

        Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

        Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either

  •
  based on the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or

  •
  equal to the principal balances of one or more other classes of securities of the same series.

Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations," exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

        As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance(s) of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

Pre-Funding Account

        If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the related securities. The related Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity.

        In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

        Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

        The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

        If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the available distribution amount for the related series of securities for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the certificateholders of these advances. Scheduled payments on the mortgage loans in any trust fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the Determination Date.

        Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of securityholders.

        If advances have been made from excess funds in a Certificate Account, the master servicer that advanced the funds will be required to replace the funds in the Certificate Account on any future distribution date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement.

        If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person.

        If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

        As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement or servicing agreement, and may differ from the provisions described above.

Reports to Securityholders

        With each distribution to securityholders of a particular class of offered securities, the related master servicer or trustee will forward or cause to be forwarded to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

  •
  the amount, if any, of the distribution allocable to principal;

  •
  the amount, if any, of the distribution allocable to interest;

  •
  the amount, if any, of the distribution allocable to prepayment premiums;

  •
  with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

  •
  the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

  •
  the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

  •
  the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

  •
  the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which:

  •
  one scheduled payment is delinquent,

  •
  two scheduled payments are delinquent,

  •
  three or more scheduled payments are delinquent and

  •
  foreclosure proceedings have been commenced;

  •
  the book value of any real estate acquired the trust fund by foreclosure or by a deed in lieu of foreclosure;

  •
  the balance of the reserve fund, if any, at the close of business on the distribution date;

  •
  the amount of coverage under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

  •
  the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

  •
  with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related pooling and servicing agreement and specified in the related prospectus supplement;

  •
  in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

  •
  any other material information as required under the related pooling and servicing agreement.

        In the case of information furnished pursuant to the first three items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund.

        In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

DESCRIPTION OF CREDIT ENHANCEMENT

General

        Credit support with respect to the offered securities of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

        As set forth below and in the applicable prospectus supplement, coverage with respect to Realized Losses may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, in the form of subordination of one or more classes of subordinate securities to provide credit support to one or more classes of senior securities, in the form of overcollateralization, or in the form of a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable prospectus supplement.

        The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

        In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

        Credit enhancement may also be provided in the form of a third party guarantee, an insurance policy or other instrument covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that instrument.

        For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit enhancement is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

Subordinate Securities

        If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available. The offered securities of any series may include one or more classes of subordinate securities.

Cross-support

        If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Overcollateralization

        If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

        If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.

        A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

        Any mortgage pool insurance policy obtained by the company for each trust fund will be issued by the pool insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the conditions precedent described below. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

        Each mortgage pool insurance policy will generally provide that no claims may be validly presented thereunder unless, among other things:

  •
  any required Primary Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled,

  •
  hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer,

  •
  if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the cut-off date and

  •
  the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except for permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

  •
  to purchase the property securing the defaulted mortgage loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and expenses incurred by the master servicer, special servicer or subservicer on behalf of the related trustee and securityholders, or

  •
  to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under any related Primary Insurance Policy.

Securityholders will experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders will also experience losses with respect to the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "—Special Hazard Insurance Policies" below for risks which are not covered by the policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

  •
  that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

  •
  that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

        A mortgage pool insurance policy (and most Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things,

  •
  fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the Seller or other persons involved in the origination thereof, or

  •
  failure to construct a mortgaged property in accordance with plans and specifications.

Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. This breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools—Representations by Sellers." However, this event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the company or master servicer.

        The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes expenses incurred by the master servicer, special servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by holders of the related series of securities. In addition, unless the master servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an advance respecting the delinquency since the advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities—Advances."

        Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of the coverage will be limited. See "Special Hazard Insurance Policies" below. As a result, some hazard risks will not be insured against and will therefore be borne by the related securityholders.

Letter of Credit

        If any component of credit enhancement as to the offered securities of any series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The letter of credit may also provide for the payment of advances which the master servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

        Any special hazard insurance policy covering Special Hazard Losses obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Primary Mortgage Insurance, Hazard Insurance; Claims

Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

        Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of

  •
  the cost of repair or replacement of the property or

  •
  upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property.

If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under the second bullet point above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance by the issuer of the special hazard insurance policy. If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under the first bullet point above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under the second bullet point above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

        As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the company.

Reserve Funds

        If so provided in the related prospectus supplement, the company will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the company or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the company or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

        In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the company, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

        Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

        If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Bankruptcy Bonds

        In the event of a personal bankruptcy of a borrower and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding without a permanent forgiveness of the amount of the loan, including a Debt Service Reduction. See "Legal Aspects of Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus. Any bankruptcy bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the company for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy bond will be stated in the accompanying prospectus supplement.

Maintenance of Credit Enhancement

        To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

        If a financial guaranty insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement. The master servicer will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, the master servicer will have no obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

        If a mortgage pool insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the mortgage pool insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the company, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

        If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "—Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

        In lieu of the master servicer's obligation to maintain a financial guaranty insurance policy, mortgage pool insurance policy or letter of credit as provided above, the master servicer may obtain a substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit. If the master servicer obtains a substitute, it will maintain and keep the substitute in full force and effect as provided in this prospectus. Prior to its obtaining any substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit, the master servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of securities that the substitution of the financial guaranty insurance policy, mortgage pool insurance policy or letter of credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

        If a special hazard insurance policy has been obtained for a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "—Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement—Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

        The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no subservicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the related Certificate Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Certificate Account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the master servicer for deposit in the related Certificate Account.

        If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

  •
  that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

  •
  that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

        The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of securities may be downgraded to a corresponding level, and, the master servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating(s) of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the company, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

        The trustee on behalf of a trust fund may enter into (i) interest rate and currency swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates or foreign currencies, which are collectively referred to as swaps, and (ii) other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

        An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

        Currency swaps may be entered into if a class or classes of securities are to be denominated in a foreign currency. The effect of the swap would be to mitigate changes in the relationship of the foreign currency against the U.S. Dollar, in which the mortgage loans will be denominated.

        Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

        There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

        Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

        The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

        In a securitization of single family loans, first lien single family loans included in the related mortgage pool having a loan-to-value ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the company to be covered by a Primary Insurance Policy, unless the loans are Additional Collateral Loans. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). The company will represent and warrant that, to the best of the company's knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above loan-to-value ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily loans will not be covered by a Primary Insurance Policy, regardless of the related loan-to-value ratio.

        While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

  •
  the insured percentage of the Primary Insurance Covered Loss;

  •
  the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

  •
  at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of

  •
  the date the mortgage loan would have been discharged in full if the default had not occurred or

  •
  an approved sale.

        As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

  •
  advance or discharge

  •
  hazard insurance premiums; and

  •
  as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

  •
  in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

  •
  tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

        For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the company had knowledge of the Primary Insurance Policy. In the event the company gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or Primary Insurance Policy, see "Description of Credit Enhancement—Mortgage Pool Insurance Policies."

Hazard Insurance Policies

        The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

        As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for the clause.

        In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

        The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of

  •
  the replacement cost of the improvements damaged or destroyed less physical depreciation or

  •
  the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

        Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement—Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

        Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA Insurance

        The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

        There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally, the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

        Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

        HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase a debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any the debenture.

        The master servicer will be required to take steps reasonably necessary to keep FHA insurance in full force and effect.

VA Mortgage Guaranty

        The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

        Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the company for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE AGREEMENTS

General

        Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the company, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the company and the owner trustee.

        Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The company will provide a copy of the Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Company."

Certain Matters Regarding the Master Servicer and the Company

        The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except

  •
  in connection with a permitted transfer of servicing or

  •
  upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of a letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities.

No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

        Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the company and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the company, and any director, officer, employee or agent of the master servicer or the company are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the company may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the company, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

        Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that

  •
  the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

  •
  the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated.

In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided the above clauses are satisfied and the person is reasonably satisfactory to the company and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Events of Default

  Pooling and Servicing Agreement

        Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

  •
  any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment which continues unremedied for 5 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

  •
  any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to the series of certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement) after the giving of written notice of the failure to the master servicer by the trustee or the company, or to the master servicer, the company and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

  •
  events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement; and

  •
  any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities—Advances."

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

        So long as an event of default remains unremedied, either the company or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the company or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the company and with the company's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

        No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless

  •
  that holder previously gave the trustee written notice of a default that is continuing,

  •
  the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee,

  •
  the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding; and

  •
  the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

        The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that

  •
  a default or event of default under the first or fourth items listed under "—Events of Default and Rights Upon Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default; and

  •
  no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

  Servicing Agreement

        For a series of notes, a servicing default under the related servicing agreement generally will include:

  •
  any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

  •
  any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

  •
  events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

  •
  any other servicing default as set forth in the servicing agreement.

        So long as a servicing default remains unremedied, either the company or the trustee may, by written notification to the master servicer and to the Issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

  Indenture

        For a series of notes, an event of default under the indenture generally will include:

  •
  a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

  •
  failure to perform any other covenant of the company or the trust fund in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

  •
  any representation or warranty made by the company or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

  •
  events of bankruptcy, insolvency, receivership or liquidation of the company or the trust fund, as specified in the indenture; or

  •
  any other event of default provided with respect to notes of that series.

        If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

        If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

  •
  the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

  •
  the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale; or

  •
  the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable,

        In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

        In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

        No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless

  •
  that holder previously has given to the trustee written notice of default and the continuance thereof,

  •
  the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class

  •
  have made written request upon the trustee to institute the proceeding in its own name as trustee and

  •
  have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding,

  •
  the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity; and

  •
  no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the Note Balances of that class.

Amendment

        Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

  •
  to cure any ambiguity,

  •
  to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

  •
  to change the timing and/or nature of deposits in the Certificate Account, provided that

  •
  the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and

  •
  the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable Rating Agency,

  •
  if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions

  •
  to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that

  •
  the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and

  •
  the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or

  •
  to restrict the transfer of the REMIC Residual Certificates, provided that the company has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

  •
  to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

  •
  to amend specified provisions that are not material to holders of any class of certificates offered under this prospectus.

        The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not:

  •
  reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate; or

  •
  reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

        Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the company, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

        With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

  •
  reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

  •
  adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class; or

  •
  reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

Termination; Retirement of Securities

        The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee and the company, respectively) will terminate upon the payment to securityholders of that series of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of

  •
  the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and

  •
  the purchase by the master servicer or the company or

  •
  if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Material Federal Income Tax Consequences" below) or

  •
  if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities.

In addition to the foregoing, the master servicer or the company will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates, the purchase shall not be made unless either:

  •
  the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the certificates as of the Closing Date or

  •
  the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the mortgage loans as of the cut-off date.

With respect to any series of notes, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement (which shall not be shorter than seven years) has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the company, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer or the company. In no event, however, will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

        The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, the company or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The purchase price will generally be equal to the unpaid principal balance of each mortgage loan plus the fair market value of other property (including any mortgaged property title to which has been acquired by the trust) in the trust, plus accrued and unpaid interest. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the company or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase proceeds are to be distributed to securityholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

        Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Trustee

        The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the company and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

        The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Certificate Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Trustee

        As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

        The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Certificate Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

        The trustee may resign at any time, in which event the company will be obligated to appoint a successor trustee. The company may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the company will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

        The yield to maturity of an offered certificate will depend on the price paid by the holder for the certificate, the security interest rate on a certificate entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate (or notional amount thereof if applicable) and other factors.

        A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of the security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest) and, in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the company, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools—Representations by Sellers" and "Descriptions of the Securities—Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

        With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay may reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

        In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

        The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

        When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to offset the shortfalls. See "Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest."

        The trust fund with respect to any series may include convertible ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related subservicer or the master servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible ARM Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. If the related subservicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent subservicers or the master servicer fail to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

        The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

        With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination.

Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

        The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased.

        Fixed-rate mortgage loans and ARM Loans that are "interest-only" mortgage loans provide for initial interest-only periods during which payments of interest at the related mortgage rate, but no payment of principal, are made by the related mortgagor. After the expiration of the related interest-only period, the monthly payment with respect to that mortgage loan will generally be increased to an amount sufficient to fully amortize the principal balance of that mortgage loan over the remaining term and to pay interest at the related mortgage rate. The failure of these types of mortgage loans to amortize during their remaining term may extend the weighted average lives of the related offered securities. Holders that purchase offered securities at a discount should consider that this type of extension would result in a yield to holders that would be lower than would be the case if these mortgage loans provided for payment of principal and interest upon every payment date. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest- only period as a disincentive to prepayment of the related mortgage loan. Furthermore, to the extent that a recalculated monthly payment after the interest-only period is substantially in excess of a borrower's previous monthly payment providing solely for the payment of interest, the related mortgage loan may be subject to an increased risk of delinquency and loss.

        Unlike most conventional, Single Family Properties, the value of the Timeshare Properties securing any VOI Loans is substantially dependent on the management of the resort in which they are located. While obligors are required to make payments under their respective VOI Loans irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to its related Timeshare Property or related amenities, any such defect, damage or change in condition could result in delays in payment or defaults by obligors whose Timeshare Properties are affected. In addition, any such defect, damage or change in conditions may make it more difficult to resell the Timeshare Property in foreclosure or otherwise. To the extent that Timeshare Property owners are dissatisfied with the management of a resort, the resort's property owners' association can elect not to renew the managing agent contract and to hire a replacement management firm.

        In less favorable economic environments, obligors on VOI Loans may pay other expenses (such as a mortgage loan on a primary residence) in preference to making payments on a VOI Loan. As a result, any worsening of economic conditions generally may result in an increase in defaults and delinquencies of VOI Loans.

MATURITY AND PREPAYMENT CONSIDERATIONS

        As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. Unless otherwise specified in the prospectus supplement, all of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

        With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the company, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

        Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

        For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal distributions on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal distributions on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

        For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal distributions will be further reduced.

        The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on- encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans—Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans—Enforceability of Some Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

        The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either

  •
  converting to a fixed rate loan and thereby "locking in" the rate; or

  •
  taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans for which the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

        If the applicable pooling and servicing agreement for a series of securities provides for a pre- funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities—Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

        There can be no assurance as to the rate of prepayment of the mortgage loans. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

        As described in this prospectus and in the prospectus supplement, the master servicer, the company or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements—Termination; Retirement of Securities."

LEGAL ASPECTS OF MORTGAGE LOANS

        The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

        The mortgage loans, other than cooperative mortgage loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced by those Contracts and grant a security interest in the related Manufactured Homes to secure repayment of that loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under various circumstances become subject to real estate title and recording laws. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or inter-creditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

  •
  a separate undertaking to make payments on the mortgage note, and

  •
  an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

        Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

        If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the Cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

        Cooperative buildings relating to the cooperative mortgage loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant's lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

  •
  arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

  •
  arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

        In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

        Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "—Foreclosure on Shares of Cooperatives," on default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "—Foreclosure on Shares of Cooperatives" in this section of the prospectus.

Tax Aspects of Cooperative Ownership

        In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Leases and Rents

        Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of a borrower default, the amount of rent the lender is able to collect from tenants can significantly affect the value of the lender's security interest.

Contracts

        Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

        The master servicer will be required under the related pooling and servicing agreement or servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the company.

        The company will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the company, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the Manufactured Home might not be held effective against creditors of the company or Seller.

        In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the company has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests.

There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

        In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in the state, and if the company did not take steps to re-perfect its security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the company must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to take these steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

        Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The company will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgage Loans

        Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

        An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

        Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

        In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

        If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

        The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are, in most cases, payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

        If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear

  •
  the risk of delay in distributions while a deficiency judgment against the borrower is obtained and

  •
  the risk of loss if the deficiency judgment is not realized upon.

Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

        In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

        The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Shares of Cooperatives

        The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant- stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on that cooperative mortgage loan.

        Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

        Because of the nature of cooperative mortgage loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

        A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant- stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See "—Anti-Deficiency Legislation and Other Limitations on Lenders" in this section of the prospectus.

Repossession with Respect to Contracts

        General.    Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the Manufactured Home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

  •
  Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

  •
  Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

  •
  Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit the judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

        Louisiana Law.    Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

        Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

        So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

        Single Family and Multifamily Properties.    In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

        In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

        Manufactured Homes.    While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

        Single Family and Multifamily Properties.    Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

        For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any additional collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

        For Cooperative Loans.    In most cases, lenders realize on Cooperative shares and the accompanying proprietary lease given to secure a cooperative mortgage loan under Article 9 of the UCC. Some courts have interpreted section 9-610(b) (and the corresponding section under prior versions of the UCC) of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

        Contracts.    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

        Federal Bankruptcy and Other Laws Affecting Creditors' Rights.    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment.

For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

        Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property which is not the principal residence of the debtor, which is a cooperative mortgage loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

        The United States Supreme Court has recently held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, recent United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

        In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

        The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

        Consumer Protection Laws.    In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

        Some of the mortgage loans known as High Cost Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator's failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans.

Consumer Protection Laws with Respect to Contracts

        Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the Contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "—Anti-Deficiency Legislation and Other Limitations on Lenders" above.

        Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

        Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

        In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

        The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

        Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the loan seller had or should have had knowledge of such claim or defense, the servicer will have the right to require the loan seller to repurchase the Contract because of a breach of its loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The loan seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the loan seller with respect to which the dealer would have been primarily liable to the obligor.

Leasehold Considerations

        Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

Soldiers' and Sailors' Civil Relief Act

        Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that mortgagor's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy,

National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection with those mortgage loans. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

        In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of California, California national guard members called up to active service by the President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The company has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

Junior Mortgages; Rights of Senior Mortgagees

        Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See "—Foreclosure on Mortgage Loans."

        The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

        The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

        Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

        When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Due-on-Sale Clauses in Mortgage Loans

        In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

        The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

        The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

  Transfer of Manufactured Homes under Manufactured Housing Contracts

        Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contract by the obligee on the contract upon any sale or transfer that is not consented to. The servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contract through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

        In the case of a transfer of a Manufactured Home as to which the servicer desires to accelerate the maturity of the related Contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

        Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St. Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law, and the servicer may be prohibited from enforcing a due-on-sale in connection with some of the Manufactured Homes in the pools if they are governed by the laws of any of those states.

Enforceability of Prepayment and Late Payment Fees

        Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Equitable Limitations on Remedies

        In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by

Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

        Usury limits apply to junior mortgage loans in many states.

Adjustable Interest Rate Loans

        Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

  •
  state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,

  •
  state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

  •
  all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

        Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Manufactured Homes

        A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

        Under the FTC Rule, which is described above under "—Consumer Protection Laws with respect to Contracts," the holder of any loan or contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related loan or contract and may be unable to collect amounts still due under the loan or contract. The successful assertion of such claim will constitute a breach of a representation or warranty of the loan seller, and the securityholders would suffer a loss only to the extent that (1) the loan seller breached its obligation to repurchase the loan or contract in the event an obligor is successful in asserting the claim, and (2) the loan seller, the company or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of Manufactured Homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Environmental Legislation

        Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

        The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

        In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an environmental lien. All subsequent liens on that property, in most cases, are subordinated to the environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the environmental lien could be adversely affected.

        Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the company has not made and will not make those evaluations prior to the origination of the secured loans. Neither the company nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The company does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures for Drug, RICO and Money Laundering Violations

        Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

        In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that

  •
  its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

  •
  the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture.

However, there is no assurance that such a defense will be successful.

Negative Amortization Loans

        A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Prepayment Penalties

        Some state laws restrict the imposition of prepayment penalties and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment penalties in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment penalties and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment penalties and late fees may not be collected even on loans that provide for the payment of these charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment penalties and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

        The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood is identified in the applicable prospectus supplement as counsel to the company. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to under "REMICs—Classification of REMICs" are based, are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

  •
  is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

  •
  is directly relevant to the determination of an entry on a tax return.

        Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

        The following discussion addresses securities of two general types:

  •
  REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a "real estate mortgage investment conduit," or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions, and

  •
  notes representing indebtedness of the issuer for federal income tax purposes.

        The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, any FASIT or grantor trust structure will be described in the related prospectus supplement.

REMICs

        In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing "regular interests" and the "residual interest" in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

        The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

  Classification of REMICs

        At the time of the issuance of each series of REMIC certificates, counsel to the company will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

        If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "—Characterization of Investments in REMIC Certificates." Although the Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.

  Characterization of Investments in REMIC Certificates

        In most cases, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

        The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the loans, including Additional Collateral Loans, that may not be so treated. The REMIC Regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Code.

  Tiered REMIC Structures

        For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the company will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

        Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

  General

        Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

  Original Issue Discount

        Some REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

        The Code requires that a reasonable Prepayment Assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of that REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the company, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

        The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on that REMIC Regular Certificate.

        In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion that amount will vary according to the characteristics of that REMIC Regular Certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

        Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

        In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the Closing Date is treated as part of the overall cost of that REMIC Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of that REMIC Regular Certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

        In spite of the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC Regular Certificate, by multiplying:

  •
  the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by

  •
  a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC Regular Certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" for a description of that election under the OID Regulations.

        If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held that REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

        In most cases, as to each "accrual period," each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of that first period, that period begins on the Closing Date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

  •
  the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on that REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over

  •
  the adjusted issue price of that REMIC Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated:

  •
  assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the Prepayment Assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

  •
  using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

        The OID Regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the Prepayment Assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID Regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

        A subsequent purchaser of a REMIC Regular Certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals:

  •
  the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

  •
  the daily portions of original issue discount for all days during that accrual period prior to that day, minus

  •
  any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

  Market Discount

        A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates—Premium." Each of these elections to accrue interest, discount and premium for a REMIC Regular Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

        However, market discount for a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates—Original Issue Discount." That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

        Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates accrues, at the certificateholder's option:

  •
  on the basis of a constant yield method,

  •
  in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

  •
  in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

        To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

        Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

        A REMIC Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See "Taxation of Owners of REMIC Regular Certificates—Market Discount." The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Code. Those rules presumably will require use of a Prepayment Assumption in accruing market discount or premium for REMIC Regular Certificates without regard to whether those certificates have original issue discount.

  Realized Losses

        Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

        Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

  General

        Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See "—Prohibited Transactions and Other Possible REMIC Taxes." Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

        A holder of a REMIC Residual Certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC Residual Certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year." The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive activity losses."

        A holder of a REMIC Residual Certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC Residual Certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under "Basis Rules, Net Losses and Distributions," that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

        Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of those payments for income tax purposes.

        The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed under "—Excess Inclusions" and "—Non-economic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by those REMIC Residual Certificateholders for the corresponding period may significantly adversely affect those REMIC Residual Certificateholders' after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

  Taxable Income of the REMIC

        The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC Regular Certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

        For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the market described above under "—Taxation of Owners of REMIC Regular Certificates—Market Discount." The issue price of a REMIC certificate received in exchange for an interest in the loans or other property will equal the fair market value of those interests in the loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

        Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates, that is, under the constant yield method taking into account the Prepayment Assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See "—Taxation of Owners of REMIC Regular Certificates" in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

        A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption.

        A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC Regular Certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that Section will not apply.

        If a class of REMIC Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC Regular

Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount."

        As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "—Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "—Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

        On July 21, 2003, the IRS issued proposed regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. If these rules are finalized as proposed, they will apply to taxable years ending on or after the date the final regulations are published, and thus the rules in the proposed regulations may apply to any inducement fee received in connection with the acquisition of any class of securities that represent the residual interest in a REMIC. Prospective purchasers of any such class of residual interest securities should consult with their tax advisors regarding the effect of these proposed regulations.

  Basis Rules, Net Losses and Distributions

        The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC Residual Certificateholder.

        A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

        Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a REMIC Residual Certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in those REMIC Residual Certificates will not be sufficiently large enough that those distributions will be treated as nontaxable returns of capital. Their bases in those REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent that REMIC Residual Certificateholders' initial bases are less than the distributions to that REMIC Residual Certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC Residual Certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

        The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "—Sales of REMIC Certificates," in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of that REMIC Residual Certificate to that REMIC Residual Certificateholder and the adjusted basis that REMIC Residual Certificate would have had in the hands of an original holder, see "—Taxation of Owners of REMIC Residual Certificates—General."

  Excess Inclusions

        Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

        In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

  •
  the daily portions of REMIC taxable income allocable to that REMIC Residual Certificate, over

  •
  the sum of the "daily accruals," as defined below, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

        For REMIC Residual Certificateholders, an excess inclusion:

  •
  will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

  •
  will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

  •
  will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "—Foreign Investors in REMIC Certificates," in this section of the prospectus.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

  •
  the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

  •
  the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

  •
  the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

        Under Treasury regulations yet to be issued, in the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC Residual Certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

  Noneconomic REMIC Residual Certificates

        Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents:

  •
  the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

  •
  the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC Regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

        The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations. However, any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on various assumptions, and the company will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "—Foreign Investors in REMIC Certificates—REMIC Residual Certificates" below for additional restrictions applicable to transfers of various REMIC Residual Certificates to foreign persons.

  Mark-to-Market Rules

        On December 24, 1996, the IRS released Mark-to-Market Regulations relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired after January 4, 1995 will not be treated as a security and therefore may not be marked to market.

  Possible Pass-Through of Miscellaneous Itemized Deductions

        Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

        For REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

  •
  an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and

  •
  that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

In addition, Section 68 of the Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

  •
  3% of the excess of the individual's adjusted gross income over that amount or

  •
  80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of that holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass- through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors should carefully consult with their own tax advisors prior to making an investment in those certificates.

  Sales of REMIC Certificates

        If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate, in most cases, will equal the cost of that REMIC Regular Certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC Regular Certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "—Taxation of Owners of REMIC Residual Certificates—Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC Regular Certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Code.

        Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

  •
  the amount that would have been includible in the seller's income for that REMIC Regular Certificate assuming that income had accrued on that REMIC Regular Certificate at a rate equal to 110% of the "applicable Federal rate," in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

  •
  the amount of ordinary income actually includible in the seller's income prior to that sale.

        In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under "—Taxation of Owners of REMIC Regular Certificates—Market Discount" and "—Premium."

        REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

        A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

        Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to that REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

        Losses on the sale of a REMIC Regular Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need file such form.

  Prohibited Transactions and Other Possible REMIC Taxes

        The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a Contributions Tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

        REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property," in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

        In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

        Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.

        If a REMIC Residual Certificate is transferred to a "disqualified organization" as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

  •
  the present value, which is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC Residual Certificate for periods after the transfer; and

  •
  the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of that transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC Residual Certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

  •
  residual interests in that entity are not held by disqualified organizations; and

  •
  information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

        In addition, if a "pass-through entity," as defined below, includes in income excess inclusions for a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

  •
  the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by that disqualified organization; and

  •
  the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

  •
  that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder; or

  •
  a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

        For these purposes, a "disqualified organization" means:

  •
  the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

  •
  any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

  •
  any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

  Termination and Liquidation

        A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating of the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on that REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in that certificate, that REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

  Reporting and Other Administrative Matters

        Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" for the REMIC in all respects.

        The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

        Reporting of interest income, including any original issue discount, for REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Code, securities dealers and other non- individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date among other things, and requiring that information to be reported to the IRS. Reporting, for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

        As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "—Taxation of Owners of REMIC Regular Certificates—Market Discount."

        The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

  Backup Withholding as to REMIC Certificates

        Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Certificates

        A REMIC Regular certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of that certificateholder. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC Regular Certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

        Special rules apply to partnerships, estates and trusts, and in certain certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

        In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

        Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. In most cases, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

Notes

        On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the company will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

  •
  the notes will be treated as indebtedness; and

  •
  the issuer, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

  Status as Real Property Loans

        Notes held by a domestic building and loan association will not constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

  Taxation of Noteholders

        Notes in most cases will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that:

  •
  income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method;

  •
  the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes; and

  •
  the character and timing of any loss as a result of defaults and delinquencies on the loans will be determined under the worthless security rules of Section 165(g) of the Code rather than the bad debt rules of Section 166 of the Code in the case where the issuer of the debt is an entity whose existence separate from a corporation is disregarded for United States federal income tax purposes. See "—REMICs—Taxation of Owners of REMIC Regular Certificates" and "—Sales of REMIC Certificates."

STATE AND OTHER TAX CONSEQUENCES

        In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA plans. Section 4975 of the Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts, or IRAs, described in Section 408 of the Code and other arrangements described in Section 4975 of the Code (these qualified plans, IRAs and other arrangements, together with ERISA plans, are referred to in this section as Plans).

        Some employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Code.

        In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

        ERISA Plan Asset Regulations.    Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and the Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, Plans, employee benefit plans not subject to ERISA and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities in reliance on the availability of any exception under the ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

        Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or the Code.

        The ERISA Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include that certificate but do not solely by reason of the Plan's holdings of that certificate include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed securities.

        Prohibited Transaction Exemption.    The DOL has issued Exemptions to some underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Code, transactions relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage securities underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC or FASIT, and securities denominated as debt instruments that are issued by an investment pool.

        The Exemption provides seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same entity unless the securities are issued in a "Designated Transaction" in which the investment pool contains certain specified types of assets, such as mortgage loans on real property, and none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the securities at the time of acquisition by or with ERISA plan assets must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings, together, the Rating Agencies. However, the securities must have been rated in one of the two highest generic categories by one of the Rating Agencies if the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% at the date of issuance of the securities except that, in the case of a Trust Fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Exemption will not apply: (1) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a single- family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates. Fourth, the trustee cannot be an affiliate of any other member of the Restricted Group, other than the underwriter, as defined below. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the company under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Seventh, for issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

        The Restricted Group consists of the company, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of these parties.

        The Exemption also requires that a trust meet the following requirements:

  (1)
  The trust must consist solely of assets of a type that have been included in other investment pools;

  (2)
  Securities in those other investment pools must have been rated in one of the three highest categories (four, in a Designated Transaction) of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

  (3)
  Securities in those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

        A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to Plans (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).

        If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an "Excluded Plan," as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

        If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

  •
  the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the company or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) a mortgagor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

  •
  the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and

  •
  the holding of securities by a Plan or an entity investing ERISA plan assets.

        Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the investment pools. The company expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

        The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions would otherwise apply merely because a person is deemed to be a party in interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

        The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using pre-funding accounts for entities issuing securities. Mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity (the Pre-Funding Limit), may be transferred to that entity within a 90-day or three-month period following the Closing Date (the Pre- Funding Period) instead of being required to be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

  •
  the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the Pre-Funding Limit) must be less than or equal to 25%;

  •
  all obligations transferred after the Closing Date (the subsequent mortgage loans) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuer, which terms and conditions have been approved by one of the Rating Agencies;

  •
  the transfer of those subsequent mortgage loans to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a Rating Agency on termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

  •
  solely as a result of the use of pre-funding, the weighted average annual percentage interest rate, or Average Interest Rate, for all of the mortgage loans and subsequent mortgage loans in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the mortgage loans which were transferred to the issuer on the Closing Date;

  •
  in order to ensure that the characteristics of the subsequent mortgage loans are substantially similar to those of the original mortgage loans:

  •
  the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the company; or

  •
  an independent accountant retained by the company must provide the company with a letter, with copies provided to the Rating Agency rating the securities, the underwriter and the trustee, stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuer as of the Closing Date;

  •
  the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in various circumstances if the pre-funding accounts falls below the minimum level specified in the agreement or an event of default occurs;

  •
  amounts transferred to any pre-funding accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in permitted investments;

  •
  the prospectus or prospectus supplement must describe any pre-funding account and/or capitalized interest account used in connection with the pre-funding account, the duration of the Pre-Funding Period; the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and that the amounts remaining in the funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal;

  •
  the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as local owner of the trust, must enforce all the rights created in favor of securityholders of the trust, including employee benefit plans subject to ERISA.

        Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

  •
  that the securities constitute "securities" for purposes of the Exemption, and

  •
  that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

        Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets should consult with its counsel concerning the potential applicability of ERISA and the Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single- family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83- 1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust. In addition, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers," PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

        Insurance Company General Accounts.    Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which generally became applicable on July 5, 2001.

        Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

        Representations from ERISA Plans Investing in Securities.    The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the three (four, in a Designated Transaction) highest generic rating categories by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

        In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, subject to the related prospectus supplement, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

  •
  a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any plan or arrangement nor using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

  •
  if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the company, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account," as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied and that there is no Plan for which the amount of that general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other ERISA plans maintained by the same employer, or any "affiliate" of that employer, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of that general account, as determined under PTCE 95-60, as of the date of the acquisition of those securities; or

  •
  an opinion of counsel to the trustee, on which the trustee, the company and the master servicer may rely, which is satisfactory to the trustee, which opinion will not be at the expense of the company, the trustee or the master servicer, which states that the purchase of those securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the company, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

        The prospectus supplement for a series of securities may describe deemed representations for purchasers of securities registered through DTC.

        Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions."

        Consultation With Counsel.    Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

LEGAL INVESTMENT

        Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. In most cases, securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

        Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to "mortgage related securities," the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

        SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

        On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

        The OTS has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities," or TB 73a, which is effective as of December 1, 1998 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or

TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

        One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of certificates offered by this prospectus and by the related prospectus supplement would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns

  •
  that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

  •
  that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

  •
  that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

        One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to

  •
  conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

  •
  conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

        The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

        Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

        There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The company will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

USE OF PROCEEDS

        Substantially all of the net proceeds to be received from the sale of certificates will be applied by the company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The company expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the company, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

        The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the company from the sale.

        The company intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

  •
  By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

  •
  By placements by the company with institutional investors through dealers; and

  •
  By direct placements by the company with institutional investors.

        If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the company whose identities and relationships to the company will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

        In connection with the sale of the offered securities, underwriters may receive compensation from the company or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the company and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

        The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of offered securities of the series.

        The company anticipates that the certificates offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

        Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the company by Thacher Proffitt & Wood, New York, New York.

FINANCIAL INFORMATION

        With respect to each series of certificates, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund related to a series of certificates will be included in this prospectus or in the related prospectus supplement.

        With respect to each series of notes, where the issuer is a statutory business trust or a limited liability company, financial statements will be filed as required by the Exchange Act. Each such issuer will suspend filing the reports if and when the reports are no longer required under the Exchange Act.

RATING

        It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

        Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

        This prospectus constitutes a part of a combined registration statement on Form S-3 filed by us with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the securities. This prospectus does not contain all of the information set forth in such registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. We refer you to such registration statement and to the exhibits relating to the registration statement for further information with respect to us and the securities. Any statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission or incorporated by reference in this prospectus are not necessarily complete, and, in each instance, we refer you to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with these requirements, we file reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Northeast Regional Office, 233 Broadway, New York, New York 10279. You can obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website that contains reports and other information. The website address is http//www.sec.gov. We do not intend to send any financial reports to securityholders.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "the company", "we", "us" and "our" or similar terms are to Cendant Mortgage Capital LLC.

REPORTS TO SECURITYHOLDERS

        The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities—Reports to Securityholders."

INCORPORATION OF INFORMATION BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring to another document filed separately with the Commission. The information that we file after the date of this prospectus with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of this offering. We have determined that our financial statements are not material to the offering of any offered securities.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

        You may request a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits that are not specifically incorporated by reference into such documents, and our Certificate and By-laws, at no cost, by writing or telephone us at the following:

Cendant Mortgage Capital LLC
3000 Leadenhall Road
Mt. Laurel, NJ 08054
(856) 917-6000

GLOSSARY

        Accrual Security—A security with respect to which some or all of its accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

        Additional Collateral—Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

        Additional Collateral Loan—A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by Additional Collateral owned by the related mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors.

        Affiliated Seller—Cendant Mortgage Corporation, the sole member of the company, and its affiliates.

        Agency Securities—Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

        Agreement—An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

        ARM Loan—A mortgage loan with an adjustable interest rate.

        Bankruptcy Code—Title 11 of the United States Code, as amended from time to time.

        Bankruptcy Amount—The amount of Bankruptcy Losses that may be allocated to the subordinate securities of the related series.

        Bankruptcy Loss—A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

        Bishop's Gate—Bishop's Gate Residential Mortgage Trust.

        Buydown Account—With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

        Buydown Funds—With respect to a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

        Buydown Period—The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

        CERCLA—The federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

        Certificate Account—One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund.

        Closing Date—With respect to any series of securities, the date on which the securities are issued.

        Code—The Internal Revenue Code of 1986.

        Commission—The Securities and Exchange Commission.

        Committee Report—The Conference Committee Report accompanying the Tax Reform Act of 1986.

        Conservation Act—The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

        Contract—Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

        Contributions Tax—With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

        Cooperative—With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

        Crime Control Act—The Comprehensive Crime Control Act of 1984.

        Debt Service Reduction—Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal. Together with Deficient Valuations, Debt Service Reductions are referred to in this prospectus as Bankruptcy Losses.

        Defaulted Mortgage Loss—A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

        Deferred Interest—If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

        Deficient Valuation—In connection with the personal bankruptcy of a borrower, the difference between the then outstanding principal balance of the first and junior loans secured by the mortgaged property and a lower value as established by the bankruptcy court.

        Deleted Mortgage Loan—A mortgage loan which has been removed from the related trust fund.

        Designated Seller Transaction—A series of securities where the related mortgage loans are provided either directly or indirectly to the company by one or more Unaffiliated Sellers identified in the related prospectus supplement.

        Determination Date—The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

        DIDMC—The Depository Institutions Deregulation and Monetary Control Act of 1980.

        DOL—The U.S. Department of Labor.

        Draw—With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

        Draw Period—With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

        Due Period—As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date or such other period as specified in the accompanying prospectus supplement.

        Effective Loan-to-Value Ratio—With respect to an Additional Collateral Loan, the ratio, expressed as a percentage, of (A) the principal amount of the mortgage loan at origination less the value of any Additional Collateral securing the mortgage loan, to (B) the lesser of (1) the appraised value determined in an appraisal or other collateral assessment tool obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

        Eligible Account—An account maintained with a federal or state chartered depository institution:

    •
    the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or

    •
    insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this bullet point) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained, or

    •
    in a trust account or accounts maintained with a trust company with trust powers acting in its fiduciary capacity, or

    •
    acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Certificate Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies).

        Eligible Accounts may or may not bear interest.

        Equity Certificates—With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

        ERISA—The Employee Retirement Income Security Act of 1974, as amended.

        Exemption—An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

        Exchange Act—The Securities Exchange Act of 1934, as amended.

        Excluded Balance—With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

        Extraordinary Loss—Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

        Fraud Loss—A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

        Fraud Loss Amount—The amount of Fraud Losses that may be allocated to the subordinate securities of the related series.

        Garn-St Germain Act—The Garn-St Germain Depository Institutions Act of 1982.

        High Cost Loans—Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

        High LTV Loans—Mortgage loans with combined loan-to-value ratios generally in excess of 95% and as high as 125% (or in some cases higher) and which are not be insured by a Primary Insurance Policy.

        Housing Act—The National Housing Act of 1934, as amended.

        Index—With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes:

    •
    the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year,

    •
    the weekly auction average investment yield of U.S. Treasury bills of six months,

    •
    the daily Bank Prime Loan rate made available by the Federal Reserve Board,

    •
    the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,

    •
    the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement, or

    •
    any other index described in the related prospectus supplement.

        Insurance Proceeds—Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

        IRS—The Internal Revenue Service.

        Issue Premium—The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

        Issuer—With respect to a series of notes, the Delaware business trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

        Liquidation Proceeds—(1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the company, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools—Representations by Sellers," "Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans," "—Assignment of Trust Fund Assets" above and "The Agreements—Termination."

        Manufactured Home—Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

        Net Mortgage Rate—With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the company.

        Nonrecoverable Advance—An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

        Note Margin—With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

        OID Regulations—The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

        OTS—The Office of Thrift Supervision.

        Parties in Interest—With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

        Percentage Interest—With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

        Permitted Investments—One or more of the following:

    •
    obligations of, or guaranteed as to principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

    •
    repurchase agreements (including those in which the purchased securities are held by a third-party custodian) on obligations in the preceding bullet point maturing not later than the day prior to the distribution date on which those amounts are to be distributed, provided that the long term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each Rating Agency in one of its two highest rating categories and the short term debt obligations of the party agreeing to repurchase shall be rated P-1 by Moody's and A-1+ by Standard & Poor's;

    •
    certificates of deposit, time deposits, demand deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state, provided that the long term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest rating categories and the short term obligations of such depository institution or trust company shall be rated P-1 by Moody's and A-1+ by Standard & Poor's;

    •
    commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in its highest short term rating (which is P-1 in the case of Moody's and A-1+ in the case of Standard & Poor's); provided that such commercial paper shall mature no later than the day prior to the distribution date on which those amounts are to be distributed;

    •
    money market funds with the highest long-term rating assigned by the Rating Agencies; and

    •
    other obligations or securities that are "permitted investments" within the meaning of Section 860(G)(a)(5) of the Code, based upon an opinion of counsel delivered to the trustee and acceptable to each Rating Agency as a Permitted Investment hereunder and will not result in a reduction or withdrawal of the then current rating of the securities, as evidenced by a letter to that effect from each Rating Agency.

        Prepayment Assumption—With respect to a REMIC Regular Certificate, the prepayment assumption used in pricing the initial offering of that security.

        Prepayment Interest Shortfall—With respect to any mortgage loan for which a prepayment in part or in full occurs, the excess, if any, of one month's interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower for the corresponding period (net of servicing and administrative fees and any retained interest of the company).

        Primary Insurance Covered Loss—With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less

    •
    rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property,

    •
    hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan,

    •
    amounts expended but not approved by the primary insurer,

    •
    claim payments previously made on the mortgage loan, and

    •
    unpaid premiums and other specific amounts.

        Primary Insurance Policy—A primary mortgage guaranty insurance policy.

        PTCE—Prohibited Transaction Class Exemption.

        Qualified Substitute Mortgage Loan—A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools—Representations by Sellers" in this prospectus.

        Rating Agency—A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

        Realized Loss—As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement or servicing agreement, will equal the portion of the principal balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances and expenses, towards interest and principal owing on the loan. As to a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

        Record Date—Unless otherwise specified in the related prospectus supplement, the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

        Relief Act—The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

        REMIC—A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

        REMIC Certificates—Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

        REMIC Provisions—Sections 860A through 860G of the Code.

        REMIC Regular Certificate—A REMIC Certificate designated as a "regular interest" in the related REMIC.

        REMIC Regular Certificateholder—A holder of a REMIC Regular Certificate.

        REMIC Residual Certificate—A REMIC Certificate designated as a "residual interest" in the related REMIC.

        REMIC Residual Certificateholder—A holder of a REMIC Residual Certificate.

        REMIC Regulations—The REMIC Provisions and the related Treasury regulations.

        REO Mortgage Loan—A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

        Repayment Period—With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

        RICO—The Racketeer Influenced and Corrupt Organizations statute.

        Securities Act—The Securities Act of 1933, as amended.

        Seller—The seller of the mortgage loans or mortgage securities included in a trust fund to the company with respect a series of securities, who shall be an Affiliated Seller, Bishop's Gate or an Unaffiliated Seller.

        Single Family Property—An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

        SMMEA—The Secondary Mortgage Market Enhancement Act of 1984.

        Special Hazard Amount—The amount of Special Hazard Losses that may be allocated to the subordinate securities of the related series.

        Special Hazard Loss—A Realized Loss incurred, to the extent that the loss was attributable to:

    •
    direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

    •
    any shortfall in insurance proceeds for partial damage due to the application of the co- insurance clauses contained in hazard insurance policies.

The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials except under some circumstances, nuclear reaction, chemical contamination or waste by the borrower.

        Strip Security—A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

        Timeshare Property—An undivided interest or fixed week interval in a fully furnished residential unit located at a resort or a fully or partially developed lot, financed by a VOI Loan.

        Title V—Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

        Title VIII—Title VIII of the Garn-St Germain Act.

        Trust Balance—With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

        Unaffiliated Sellers—Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers (other than Bishop's Gate) not affiliated with the company.

        United States Person—A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

        VOI Loans—Vacation ownership interval loans, which are mortgage loans evidenced by a promissory note and mortgage or deed of trust on Timeshare Properties and installment sale contracts for deed and retained title in Timeshare Properties.

Cendant Mortgage Capital LLC
Company

$144,411,944

CDMC Mortgage Pass-Through Certificates
Series 2004-1

PROSPECTUS SUPPLEMENT

William J. Mayer Securities, LLC

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.

QuickLinks

PROSPECTUS SUPPLEMENT dated January 21, 2004 (to Prospectus dated January 21, 2004)
SUMMARY OF PROSPECTUS SUPPLEMENT
RISK FACTORS
THE MORTGAGE POOL
YIELD ON THE CERTIFICATES
DESCRIPTION OF THE CERTIFICATES
POOLING AND SERVICING AGREEMENT
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
METHOD OF DISTRIBUTION
SECONDARY MARKET
LEGAL OPINIONS
RATINGS
LEGAL INVESTMENT
ERISA CONSIDERATIONS
GLOSSARY
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
TABLE OF CONTENTS
INTRODUCTION
THE MORTGAGE POOLS
THE COMPANY
CENDANT MORTGAGE CORPORATION
BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST
SERVICING OF MORTGAGE LOANS
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF CREDIT ENHANCEMENT
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER
THE AGREEMENTS
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
AVAILABLE INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
GLOSSARY